Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 5, 2022, is executed by and among APOGEE ENTERPRISES, INC., a Minnesota corporation (the “Borrower”), the Lenders party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the Swingline Lender, and an Issuing Lender, and the other Issuing Lenders party hereto.

BACKGROUND

A. The Borrower, the Lenders party thereto, the Administrative Agent, the Swingline Lender and the Issuing Lenders are party to that certain Third Amended and Restated Credit Agreement dated as of June 25, 2019, as amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of April 6, 2020, as further amended by that certain Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of November 6, 2020 (as further amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

B. The parties wish to amend the Credit Agreement as provided herein.

C. The Borrower, the Administrative Agent, the Swingline Lender, the Issuing Lenders and the Lenders are willing to enter into this Amendment upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Amendments to the Credit Agreement. As of the Third Amendment Effective Date (as defined below), the parties hereto agree that: (i) the Credit Agreement is hereby amended to (a) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~), and (b) add the bold underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text), in each case, as set forth in the credit agreement attached hereto as Annex A (the Credit Agreement, as amended as set forth on Annex A attached hereto, the “Amended Credit Agreement”); (ii) Exhibits B, D, E, and G to the Credit Agreement are amended in the forms of Exhibits B, D, E, and G attached hereto, respectively; (iii) Exhibit A-3 to the Credit Agreement is hereby deleted; and (iv) Schedules 1.2, 1.3, 6.2, 6.6, 6.15, 8.2, 8.3 and 8.8 to the Credit Agreement are amended in the forms of Schedules 1.2, 1.3, 6.2, 6.6, 6.15, 8.2, 8.3 and 8.8 attached hereto, respectively. The Amended Credit Agreement is not a novation of the Credit Agreement.

Section 3. Release. The Administrative Agent, the Swingline Lender, each Issuing Lender and each Lender party hereto hereby agrees that, effective as of the Third Amendment Effective Date, Viracon Georgia, LLC (f/k/a Viracon Georgia, Inc.), a Minnesota limited liability company (the “Released Entity”), shall automatically be released and discharged (i) from its guaranty of the Guaranteed Obligations (as defined in the Subsidiary Guaranty Agreement) arising under the Subsidiary Guaranty Agreement, and (ii) as a Subsidiary Guarantor and a Credit Party, in each case, except from any such obligations that expressly survive termination of the Subsidiary Guaranty Agreement. The Swingline Lender, each Issuing Lender and each Lender party hereto hereby authorize the Administrative Agent to execute and deliver to the Borrower, at the expense of the Borrower, any and all documents or instruments reasonably requested by the Borrower to further evidence or effectuate the release contemplated by this Section 3.

Section 4. Representations and Warranties. To induce the Administrative Agent, the Swingline Lender, the Issuing Lenders and the undersigned Lenders to execute this Amendment, the Borrower hereby represents and warrants to the Administrative Agent, the Swingline Lender, the Issuing Lenders and such Lenders as follows:

4.1 the execution, delivery and performance of this Amendment have been duly authorized by all requisite action of the Borrower, and this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

4.2 after giving effect to the transactions contemplated by this Amendment, each of the representations and warranties contained in Article VI of the Amended Credit Agreement are true and correct in all material respects with the same effect as though made on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date); provided that if a representation or warranty is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this provision; and

4.3 no Event of Default or Default exists under the Credit Agreement or would exist after giving effect to this Amendment.

Section 5. Effectiveness. This Amendment shall become effective as of the date first set forth above, subject to the satisfaction of the following conditions precedent (the date of such satisfaction being the “Third Amendment Effective Date”):

5.1 Amendment. The Administrative Agent shall have received counterparts of this Amendment signed by the Administrative Agent, the Borrower, the Swingline Lender, each Issuing Lender and the Lenders.

5.2 Consent and Reaffirmation Agreement. The Subsidiary Guarantors (other than the Released Entity) shall have executed and delivered to Administrative Agent a Consent and Reaffirmation Agreement in the form of Annex B attached hereto.

5.3 Legal Opinion. A favorable opinion of counsel to the Credit Parties (other than the Released Entity) addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, this Amendment, the Consent and Reaffirmation Agreement delivered pursuant to Section 5.2, and such other matters as the Administrative Agent shall reasonably request and which opinion shall permit reliance by successors and permitted assigns of each of the Administrative Agent and the Lenders; provided that the Borrower shall not be required to deliver local counsel legal opinions with respect to Credit Parties organized in Illinois, Michigan or Missouri.

5.4 Secretary’s Certificates. The Administrative Agent shall have received a certificate of a Responsible Officer of each Credit Party (other than the Released Entity) certifying that attached thereto are (i) a true, correct and complete copy of its charter (or similar formation document) (or a certification by its secretary or assistant secretary that there have been no changes to its charter (or similar formation document) since delivery thereof to Administrative Agent on the Restatement Closing Date), (ii) a good standing certificate from its state of organization, (iii) a true, correct and complete copy of its bylaws or similar formation document (or a certification from its secretary or assistant secretary that as of the date of such certificate there has been no change to its bylaws since delivery thereof to Administrative Agent on the Restatement Closing Date), (iv) resolutions of its board of directors or other governing body approving and authorizing its execution, delivery and performance of this Amendment (or, in the case of any Subsidiary Guarantor, the Consent and Reaffirmation Agreement delivered pursuant to Section 5.2), and (v) signature and incumbency certificates of its officers executing this Amendment (or, in the case of any Subsidiary Guarantor, the Consent and Reaffirmation Agreement delivered pursuant to Section 5.2).

5.5 PATRIOT Act. The Borrower and each of the Subsidiary Guarantors (other than the Released Entity) shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of any Anti-Money Laundering Laws, including the PATRIOT Act, and any applicable “know your customer” rules and regulations.

5.6 Payment of Fees. The Borrower shall have (or concurrently with the occurrence of the Third Amendment Effective Date) paid to (i) Wells Fargo and Wells Fargo Securities, LLC the fees set forth in that certain fee letter among the Borrower, Wells Fargo Securities, LLC and Wells Fargo dated as of July 13, 2022 and (ii) U.S. Bank the fees set forth in that certain fee letter between the Borrower and U.S. Bank dated as of July 13, 2022.

5.7 Repayment of the Term Loan. The Borrower shall have (or substantially contemporaneous with the occurrence of the Third Amendment Effective Date, as evidenced by the closing statement) (i) paid all accrued and unpaid interest on the Term Loan, and (ii) repaid in full all other amounts owing with respect to the Term Loan.

Section 6. Reference to and Effect Upon the Credit Agreement; Existing LIBOR Rate Loans.

6.1 Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

6.2 Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute an amendment or waiver of any provision of the Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference to the Credit Agreement contained therein or in any other Loan Document shall mean and be a reference to the Amended Credit Agreement. This Amendment shall constitute a Loan Document for the purposes of the Amended Credit Agreement and each other Loan Document.

6.3 It is understood and agreed that, with respect to any Revolving Credit Loan that is a LIBOR Rate Loan outstanding immediately prior to the Third Amendment Effective Date, (i) such Revolving Credit Loan shall continue to bear interest at the LIBOR Rate until the end of the then-current Interest Period applicable to such Revolving Credit Loan and in effect on the Third Amendment Effective Date (any such Interest Period with respect to any such Revolving Credit Loan, the “Current Interest Period” for such Revolving Credit Loan), and (ii) any LIBOR Rate-related provisions of the Credit Agreement applicable to such Revolving Credit Loan are incorporated into the Amended Credit Agreement, mutatis mutandis, and the parties hereto hereby agree that such provisions shall continue to apply to such Revolving Credit Loan until the end of the Current Interest Period with respect to such Revolving Credit Loan.

Section 7. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

Section 8. Enforceability and Severability. Wherever possible, each provision in or obligation under this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision or obligation shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Subject to the provisions of Section 11.16 of the Amended Credit Agreement, this Amendment may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment.

Section 10. Costs and Expenses. The Borrower hereby affirms its obligation under Section 11.3 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and expenses for the Administrative Agent with respect thereto.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

BORROWER:	APOGEE ENTERPRISES, INC., a Minnesota corporation

	By:	/s/ Gary R. Johnson
	Name:	Gary R. Johnson
	Title:	Senior Vice President and Treasurer

AGENTS AND LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the Swingline Lender, an Issuing Lender, and a Lender

	By:	/s/ Greg Strauss
	Name:	Greg Strauss
	Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as an Issuing Lender and a Lender

By:	/s/ Tyrone Parker
Name:	Tyrone Parker
Title:	Vice President

BMO HARRIS BANK, N.A., as a Lender

By:	/s/ Philip Sanfilippo
Name:	Philip Sanfilippo
Title:	Director

TRUIST BANK, as a Lender

By:	/s/ Johnetta Bush
Name:	Johnetta Bush
Title:	Director

COMERICA BANK, as a Lender

By:	/s/ John Lascody
Name:	John Lascody
Title:	Vice President

ANNEX A

AMENDED CREDIT AGREEMENT

See attached.

Published CUSIP Number: 03759KAG7

$385,000,000

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 25, 2019,

by and among

APOGEE ENTERPRISES, INC.,

as Borrower,

the Lenders referred to herein,

as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

Swingline Lender and Issuing Lender,

and

U.S. BANK NATIONAL ASSOCIATION,

as Syndication Agent and Issuing Lender

WELLS FARGO SECURITIES, LLC

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		6

Section 1.1	Definitions	6
Section 1.2	Other Definitions and Provisions	36
Section 1.3	Accounting Terms	~~32~~37
Section 1.4	[Intentionally omitted]	37
Section 1.5	Rounding	37
Section 1.6	References to Agreement and Laws	37
Section 1.7	Times of Day	~~33~~38
Section 1.8	Letter of Credit Amounts	~~33~~38
Section 1.9	Rates	~~33~~38
Section 1.10	Divisions	38

ARTICLE II CREDIT FACILITIES		39

Section 2.1	Revolving Credit Loans	39
Section 2.2	Swingline Loans	~~34~~39
Section 2.3	~~Term Loan 35~~[Intentionally omitted]	40
Section 2.4	Procedure for Advances of Revolving Credit Loans and Swingline Loans	41
Section 2.5	Repayment and Prepayment of ~~Term Loans,~~ Revolving Credit Loans and Swingline Loans	42
Section 2.6	Permanent Reduction of the Revolving Credit Commitment	44
Section 2.7	Termination of Revolving Credit Facility	~~40~~45
Section 2.8	Extension of Revolver Maturity Date	~~40~~45
~~Section 2.9~~	~~Extension of Term Loan Maturity Date~~	~~40~~

ARTICLE III LETTER OF CREDIT FACILITY		~~41~~47

Section 3.1	L/C Commitment.	47
Section 3.2	Procedure for Issuance of Letters of Credit	~~43~~48
Section 3.3	Commissions and Other Charges	~~43~~48
Section 3.4	L/C Participations	~~44~~42
Section 3.5	Reimbursement Obligations	~~44~~49
Section 3.6	Obligations Absolute	~~45~~50
Section 3.7	Effect of Letter of Credit Application	~~46~~50

ARTICLE IV GENERAL LOAN PROVISIONS		~~46~~51

Section 4.1	Interest	~~46~~51
Section 4.2	Notice and Manner of Conversion or Continuation of Loans	~~48~~51
Section 4.3	Fees	~~49~~54
Section 4.4	Sharing of Payments	~~49~~54
Section 4.5	Evidence of Indebtedness	~~50~~55
Section 4.6	Adjustments	~~51~~56
Section 4.7	Obligations of Lenders	~~51~~56
Section 4.8	Changed Circumstances	~~52~~57
Section 4.9	Indemnity	~~54~~58
Section 4.10	Increased Costs	~~55~~61
Section 4.11	Taxes	~~56~~63
Section 4.12	Mitigation Obligations; Replacement of Lenders	66

Section 4.13	Incremental Loans	~~61~~68
Section 4.14	Defaulting Lenders	~~63~~70
Section 4.15	ESG Amendment	72

ARTICLE V CONDITIONS OF EFFECTIVENESS AND BORROWING		73

Section 5.1	~~Conditions to Effectiveness and Initial Extensions of Credit~~[Intentionally omitted]	73
Section 5.2	Conditions to All Extensions of Credit	~~67~~75

ARTICLE VI REPRESENTATIONS AND WARRANTIES ~~OF THE CREDIT PARTIES 68~~		76

Section 6.1	Corporate Organization and Power	~~68~~76
Section 6.2	Subsidiaries	~~68~~76
Section 6.3	Corporate Authority	~~69~~77
Section 6.4	Authorizations	~~69~~77
Section 6.5	Binding Obligation	~~69~~77
Section 6.6	Litigation; Labor Controversies	~~69~~77
Section 6.7	No Conflicts	~~69~~77
Section 6.8	Financial Condition	~~69~~78
Section 6.9	Taxes	~~70~~78
Section 6.10	Margin Stock; Use of Proceeds	~~70~~78
Section 6.11	Compliance with ERISA	~~70~~78
Section 6.12	Not an Investment Company	~~71~~79
Section 6.13	Properties	~~71~~79
Section 6.14	Compliance with Laws	~~71~~79
Section 6.15	Environmental Protection	~~71~~79
Section 6.16	Insurance	~~72~~80
Section 6.17	No Burdensome Restrictions; Compliance with Agreements	~~72~~80
Section 6.18	Full Disclosure	~~72~~80
Section 6.19	Solvency	~~72~~80
Section 6.20	Anti-Corruption Laws, Anti-Money Laundering Loans and Sanctions	~~72~~80
Section 6.21	Intellectual Property Matters	~~73~~81
Section 6.22	Survival	~~73~~81

ARTICLE VII AFFIRMATIVE COVENANTS		~~73~~81

Section 7.1	Financial Statements; Compliance Certificates	~~73~~82
Section 7.2	Corporate Existence	~~74~~83
Section 7.3	Conduct of Business	~~75~~83
Section 7.4	Authorizations	~~75~~83
Section 7.5	Taxes	~~75~~83
Section 7.6	Insurance	~~75~~83
Section 7.7	Inspection	~~75~~83
Section 7.8	Maintenance of Records	~~75~~84
Section 7.9	Maintenance of Property	~~76~~84
Section 7.10	ERISA	~~76~~84
Section 7.11	Notice of Defaults and Adverse Developments	~~77~~85
Section 7.12	Use of Proceeds	~~77~~85
Section 7.13	Environmental Matters	~~77~~86
Section 7.14	Additional Subsidiaries	~~78~~86
Section 7.15	Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions	~~78~~86
Section 7.16	Further Assurances	~~78~~86

ARTICLE VIII NEGATIVE COVENANTS		~~78~~87

Section 8.1	Mergers, Consolidations and Sales of Assets	~~79~~87
Section 8.2	Liens	~~79~~87
Section 8.3	Indebtedness	~~81~~89
Section 8.4	Investments, Acquisitions, Loans, Advances and Guaranties	~~82~~90
Section 8.5	Dividends and Purchase of Stock	~~83~~92
Section 8.6	Use of Proceeds	~~84~~92
Section 8.7	Business Changes	~~84~~92
Section 8.8	Transactions with Affiliates	~~84~~92
Section 8.9	Certain Accounting Changes; Organizational Documents	~~84~~93
Section 8.10	No Further Negative Pledges; Restrictive Agreements	~~84~~93
Section 8.11	Financial Covenants	~~85~~94

ARTICLE IX DEFAULT AND REMEDIES		~~86~~94

Section 9.1	Events of Default	~~86~~94
Section 9.2	Remedies	~~88~~96
Section 9.3	Rights and Remedies Cumulative; Non-Waiver; etc.	~~88~~97
Section 9.4	Crediting of Payments and Proceeds	~~89~~98
Section 9.5	Administrative Agent May File Proofs of Claim	~~90~~99

ARTICLE X THE ADMINISTRATIVE AGENT		~~91~~99

Section 10.1	Appointment and Authority	~~91~~99
Section 10.2	Rights as a Lender	~~91~~100
Section 10.3	Exculpatory Provisions	~~91~~100
Section 10.4	Reliance by the Administrative Agent	~~92~~101
Section 10.5	Delegation of Duties	~~93~~101
Section 10.6	Resignation of Administrative Agent	~~93~~102
Section 10.7	Non-Reliance on Administrative Agent, Arrangers and Other Lenders	~~94~~103
Section 10.8	No Other Duties, etc.	~~94~~103
Section 10.9	Collateral and Guaranty Matters	~~94~~104
Section 10.10	Secured Hedge Agreements and Secured Cash Management Agreements	~~95~~104
Section 10.11	Erroneous Payments	105

ARTICLE XI MISCELLANEOUS		~~95~~107

Section 11.1	Notices	~~95~~107
Section 11.2	Amendments, Waivers and Consents	~~97~~109
Section 11.3	Expenses; Indemnity	~~99~~111
Section 11.4	Right of Set Off	113
Section 11.5	Governing Law; Jurisdiction, Etc.	~~102~~114
Section 11.6	Waiver of Jury Trial	114
Section 11.7	Reversal of Payments	~~103~~115
Section 11.8	Punitive Damages	~~103~~115
Section 11.9	Successors and Assigns; Participations	115
Section 11.10	Confidentiality	~~107~~119
Section 11.11	Performance of Duties	~~108~~120
Section 11.12	All Powers Coupled with Interest	~~108~~120
Section 11.13	Survival	~~108~~120
Section 11.14	Titles and Captions	~~109~~121
Section 11.15	Severability of Provisions	~~109~~121
Section 11.16	Counterparts; Integration; Effectiveness; Electronic Execution	~~109~~121
Section 11.17	Term of Agreement	~~110~~122
Section 11.18	USA PATRIOT Act	~~110~~122

Section 11.19	Inconsistencies with Other Documents; Independent Effect	~~110~~123
Section 11.20	No Advisory or Fiduciary Responsibility	123
Section 11.21	Amendment and Restatement; No Novation	124
Section 11.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~112~~124
Section 11.23	Certain ERISA Matters	~~112~~125
Section 11.24	Acknowledgement Regarding Any Supported QFCs	126

EXHIBITS

Exhibit A-1	—	Form of Revolving Credit Note

Exhibit A-2	—	Form of Swingline Note

~~Exhibit A-3~~	~~—~~	~~Form of Term Loan Note~~

Exhibit B	—	Form of Notice of Borrowing

Exhibit C	—	Form of Notice of Account Designation

Exhibit D	—	Form of Notice of Prepayment

Exhibit E	—	Form of Notice of Conversion/Continuation

Exhibit F	—	Form of Compliance Certificate

Exhibit G	—	Form of Assignment and Assumption

Exhibit H	—	Form of U.S. Tax Compliance Certificates

SCHEDULES

Schedule 1.1	—	Investment Policy

Schedule 1.2	—	Commitments

Schedule 1.3	—	Material Subsidiaries

Schedule 3.1	—	Existing Letters of Credit

Schedule 6.2	—	Subsidiaries

Schedule 6.6	—	Litigation; Labor Controversies

Schedule 6.15	—	Environmental

Schedule 8.2	—	Liens

Schedule 8.3	—	Indebtedness

Schedule 8.8	—	Affiliate Transactions

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 25, 2019, by and among APOGEE ENTERPRISES, INC., a Minnesota corporation (the “Borrower”), the lenders party hereto from time to time (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

WHEREAS, the Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, are currently party to the Second Amended and Restated Credit Agreement, dated as of November 2, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, the Borrower, the Lenders, and the Administrative Agent have agreed to enter into this Agreement in order to (a) amend and restate the Existing Credit Agreement in its entirety and (b) set forth the terms and conditions under which the Lenders will continue to make loans and other financial accommodations available to or for the benefit of the Borrower.

WHEREAS, it is also the intent of the Borrower to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Restatement Closing Date (as referred to and defined herein), all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree that the Existing Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Acquisition Holiday” shall mean four consecutive Fiscal Quarters commencing with the Fiscal Quarter in which one or more Permitted Acquisitions occurs; provided that: (i) the total consideration for such Permitted Acquisitions (including, without limitation, all cash payments, assumed Indebtedness, issued Equity Interests and earn-outs in connection with such Permitted Acquisitions) is greater than $75,000,000, (ii) the Borrower notifies the Administrative Agent in writing that it wishes to increase the maximum Leverage Ratio permitted under Section 8.11(a) from 3.25 to 1.00 to 3.75 to 1.00, with such notice to be delivered on or before the date on which the Compliance Certificate with respect to the Fiscal Quarter in which such Permitted Acquisitions occur is due to be delivered to the Administrative Agent, (iii) no more than two (2) Acquisition Holidays shall occur during the term of this Agreement, (iv) at least two (2) complete and consecutive Fiscal Quarters shall have elapsed between the end of the first Acquisition Holiday and the beginning of the second Acquisition Holiday and (v) no Default or Event of Default shall exist and be continuing or result from (after giving pro forma effect to) the applicable Permitted Acquisitions and related increase to the maximum Leverage Ratio permitted under Section 8.11(a) (with the understanding that the Borrower, upon the Administrative Agent’s reasonable request, shall deliver written calculations and certifications to evidence compliance with the foregoing).

“ Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (i) Term SOFR for such calculation, plus (ii) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” shall mean Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 10.6.

“Administrative Agent’s Office” shall mean, the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 11.1(c).

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 15% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of the Borrower or any Subsidiary thereof by reason of its acting in its capacities as such.

“Agent Parties” has the meaning assigned thereto in Section 11.1(e)(ii).

“Agreement” shall mean this Third Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Credit Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the ~~Patriot~~PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” shall mean, in respect of a Person, all provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators in each case that are binding upon such Person or to which such Person is subject.

“Applicable Margin” shall mean the per annum rate determined as set forth below based on the Leverage Ratio as set forth below:

		~~Interest Margin for Revolving Loans~~		~~Interest Margin for Term Loans~~
Level	Leverage Ratio	~~LIBOR Rate~~Term SOFR Loans	Base Rate Loans	~~LIBOR Rate Loans~~		~~Base Rate Loans~~		Commitment Fee
I	Less than 1.00 to 1.00	1.125%	0.125%	~~1.375~~	%	~~0.375~~	%	~~0.15~~0.125%
II	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	~~1.25~~1.250%	~~0.25~~0.250%	~~1.50~~	%	~~0.50~~	%	~~0.175~~0.150%
III	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	1.375%	0.375%	~~1.625~~	%	~~0.625~~	%	~~0.225~~0.175%
IV	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	~~1.50~~1.500%	~~0.50~~0.500%	~~1.75~~	%	~~0.75~~	%	~~0.275~~0.225%
V	Greater than or equal to 2.50 to 1.00	~~1.75~~1.750%	~~0.75~~0.750%	~~2.00~~	%	~~1.00~~	%	~~0.325~~0.275%

The Applicable Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) three (3) Business Days after the day by which the Borrower is required to provide an Compliance Certificate pursuant to Section 7.1 for the most recently ended fiscal quarter of the Borrower; provided that (a) the Applicable Margin shall be based on Pricing Level III until the first Calculation Date occurring after the ~~Restatement Closing~~Third Amendment Effective Date and thereafter the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the Compliance Certificate as required by Section 7.1 for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level V until such time as an appropriate Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 7.1 is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) the Commitments are in effect, or (iii) any extension of credit is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (x) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (y) the Applicable Margin for such Applicable Period shall be determined as if the Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (z) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 4.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 4.1(c) and 9.2 nor any of their other rights under this Agreement. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean Wells Fargo Securities, LLC and U.S. Bank, in their ~~capacity~~respective capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (i) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (ii) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.8(c)(iv).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” shall mean, (i) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (ii) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean 11 U.S.C. §§ 101 et seq.

“Base Rate” shall mean, at any time, the highest of (i) the Prime Rate, (ii) the Federal Funds Rate plus 0.50% and (iii) ~~LIBOR for an interest period of one month~~Adjusted Term SOFR for a one-month tenor in effect on each such day plus 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or ~~LIBOR~~Adjusted Term SOFR, as applicable (provided that clause (iii) shall not be applicable during any period in which ~~LIBOR~~Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 0%.

“Base Rate Loan” shall mean any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

“ Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.8(c)(i).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate ~~(which may include Term SOFR)~~ that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement to ~~LIBOR for U.S. dollar-denominated~~the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if ~~the~~such Benchmark Replacement (inclusive of the related Benchmark Replacement Adjustment) as so determined ~~(I)~~ would be less than ~~zero,~~ the Floor, such Benchmark Replacement will be deemed to be ~~zero with respect to Revolving Credit Loans~~the Floor for the purposes of this Agreement~~,~~ and ~~(II) would be less than 0.75%, the Benchmark Replacement will be deemed to be 0.75% with respect to Term Loans for the purposes of this Agreement~~the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of ~~LIBOR~~the then-current Benchmark with an Unadjusted Benchmark Replacement for ~~each applicable Interest Period~~any Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~LIBOR~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~LIBOR~~such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S. dollar-denominated~~Dollar-denominated syndicated credit facilities at such time.

~~“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement).~~

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to ~~LIBOR~~the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of ~~LIBOR~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~LIBOR~~all Available Tenors of such Benchmark (or such component thereof); and

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to ~~LIBOR~~the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of ~~LIBOR~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~LIBOR~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~LIBOR~~any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of ~~LIBOR, the U.S.~~such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve ~~System~~Bank of New York, an insolvency official with jurisdiction over the administrator for ~~LIBOR~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~LIBOR~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~LIBOR~~such Benchmark (or such component), which states that the administrator of ~~LIBOR~~such Benchmark (or such component) has ceased or will cease to provide ~~LIBOR~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~LIBOR~~any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of ~~LIBOR announcing that LIBOR is no longer~~such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean ~~(a)~~, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) ~~and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.~~.

“Benchmark Unavailability Period” shall mean~~, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period~~the period (if any) (a) beginning at the time that ~~such~~a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced ~~LIBOR~~the then-current Benchmark for all purposes hereunder and under any other Loan Documents in accordance with Section 4.8(c) and (b) ending at the time that a Benchmark Replacement has replaced ~~LIBOR~~the then-current Benchmark for all purposes hereunder and under any other Loan Documents pursuant to Section 4.8(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning assigned thereto in the introductory paragraph hereto.

“Borrower Materials” means the materials and/or information provided by or on behalf of the Borrower hereunder.

“Business Day” shall mean ~~(i) for all purposes other than as covered by clause (ii) below, any day except~~any day that (i) is not a Saturday, Sunday ~~and any~~or other day ~~which shall be~~ on which the Federal Reserve Bank of New York is closed and (ii) is not a day on which commercial banks in New York, New York or Charlotte, North Carolina ~~a legal holiday or a day on which banking institutions~~ are authorized or required by law or other government action to close ~~and (ii) with respect to (A) all notices and determinations in connection with, and (B) payments of principal and interest on or with respect to, any LIBOR Rate Loan or, with respect to clause (B), any Base Rate Loan as to which the interest rate is determined by a reference to LIBOR, any day which is a Business Day described in clause (i) and that is also a London Banking Day.~~.

“ Calculation Date” has the meaning assigned thereto in the definition of “Applicable Margin”.

“Canadian Dollars” shall mean, unless otherwise qualified, dollars in lawful currency of Canada.

“Canadian Subsidiary” shall mean a Subsidiary that is formed, organized, continued, amalgamated, existing (or the equivalent of any of the foregoing) under the laws of a territory or province of Canada.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities, and including that portion of Capital Lease Obligations that is capitalized on the Consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during such period that are included in the property, plant or equipment reflected in the Consolidated balance sheet of the Borrower and its Subsidiaries.

“Capital Lease Obligation” shall mean, with respect to any Person, the obligation of such Person to pay rent or other amounts under any lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a Consolidated balance sheet of such Person.

“Capital Stock” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateralize” shall mean, to deposit in a Controlled Account or to pledge and deposit with, or deliver to the Administrative Agent, or directly to the applicable Issuing Lender (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Lenders, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents and Short Term Investments” shall mean any Investments (other than securities with a maturity date in excess of 365 days from the date of issuance) made in accordance with the Borrower’s Investment Policy dated as of February 28, 2019, as set forth in Schedule 1.1, as the same may be amended, modified, supplemented or replaced from time to time upon 30 days’ notice to the Administrative Agent~~,~~; provided that any material change thereto shall be subject to the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” shall mean any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Restatement Closing Date), is a party to a Cash Management Agreement with a Credit Party, in each case in its capacity as a party to such Cash Management Agreement.

“Change in Law” shall mean the occurrence, after the Restatement Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation, or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Class” shall mean, when used in reference to any Loan, whether such Loan is a Revolving Credit Loan, a Swingline Loan or an Incremental Term Loan and, when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment or ~~a~~an Incremental Term Loan Commitment.

“Code” shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

“Collateral” shall mean the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Commitment Fee” has the meaning assigned thereto in Section 4.3(a).

~~“Commitment Percentage” shall mean, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.~~

“Commitments” shall mean, collectively, as to all Lenders, the Revolving Credit Commitments and the Incremental Term Loan Commitments of such Lenders.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall mean a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.9, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” shall mean, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

“Controlled Account” shall mean each deposit account and securities account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at the time such control agreement is executed.

“Credit Parties” shall mean, collectively, the Borrower and the Subsidiary Guarantors.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States ~~of America~~, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any of the events specified in Article IX which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 4.14(b), any Lender that (a) has failed to (i) fund all or any portion of the Incremental Term Loans, Revolving Credit Loans~~, any Term Loan~~, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lenders, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (e) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.14(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.

“Disputes” shall mean any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document, between or among parties hereto and to the other Loan Documents.

“Dollars” or “$” shall mean, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof.

~~“Early Opt-in Election” shall mean the occurrence of both:~~

~~(a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section   4.8(c) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and~~

~~(b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.~~

“EBITDA” shall mean, for any period, the Consolidated net income of the Borrower for such period, before subtracting Consolidated income taxes, Interest Expense, depreciation, and amortization (including, without limitation, amortization associated with goodwill, deferred debt expenses, restricted stock and option costs and non-competition agreements) of the Borrower for such period, and also including, without duplication, the Borrower’s (or any Subsidiary’s) share of the net income, before subtracting income taxes, interest expense, depreciation, and amortization, from any unconsolidated joint venture investments, but only to the extent that such amount has been paid in cash to the Borrower or such Subsidiary; provided, that (i) income, expenses and charges relating to discontinued operations (whether resulting in a net positive or a net negative) shall be excluded from EBITDA, (ii) EBITDA shall be adjusted pro forma for any acquisitions or divestitures by the Borrower or its Subsidiaries by adding or subtracting, as the case may be, for the entire period for which EBITDA is being calculated, the EBITDA calculated in accordance with this definition which is attributable to any acquired or divested business, provided, that any pro forma adjustments to the EBITDA of acquired entities shall be reasonably acceptable to the Administrative Agent, and (iii) there shall be added back to EBITDA ~~(A)~~  extraordinary non-cash charges reasonably acceptable to the Administrative Agent~~, and (B) EFCO Impairment Charges specifically identified by the Borrower to the Administrative Agent and incurred as of the Fiscal Year ended March 2, 2019~~.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any ~~EEA Financial Institution~~credit institution or investment firm established in any EEA Member Country.

~~“EFCO Impairment Charges” shall mean the non-cash charges related to (i) the impairment of certain intangible assets acquired as a result of the Borrower’s purchase of EFCO, Inc., and (ii) charge offs and expenses incurred in conjunction with specifically identified projects assumed in the Borrower’s purchase of EFCO, Inc.~~

“ Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“ Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Environmental Claim” shall mean any written claim, demand, notice of violation, suit, administrative or judicial proceeding, regulatory action, investigation, information request, decree or order under Environmental Law, involving Hazardous Substances or any injury or threat of injury to human health, property or the environment.

“Environmental Law” shall mean any federal, state, local or foreign law, regulation, order, decree or legal requirement of a Governmental Authority relating to (i) the handling, use, presence, disposal or release of any Hazardous Substance or (ii) the protection, preservation or restoration of the environment, natural resources or human health.

“Environmental Permit” shall mean any license, permit, certificate or authorization required by Environmental Laws for the Borrower or any of its Subsidiaries to own or operate its business as conducted as of the Restatement Closing Date.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“ERISA Group” shall mean the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code or are considered to be one employer under Section 4001 of ERISA.

“ Erroneous Payment” has the meaning assigned thereto in Section 10.11(a).

“ Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 10.11(d).

“ Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 10.11(d).

“ Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 10.11(d).

“ ESG” has the meaning assigned thereto in Section 4.15(a).

“ESG Amendment” has the meaning assigned thereto in Section  4.15(a).

“ ESG Pricing Provisions” has the meaning assigned thereto in Section 4.15(a).

“ESG Ratings” has the meaning assigned thereto in Section  4.15(a).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

~~“Eurodollar Reserve Percentage” shall mean, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.~~

“Event of Default” shall mean any of the events specified in Article IX.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” shall mean, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under the keepwell provisions in the Subsidiary Guaranty Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.12(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning set forth in the recitals.

“Existing Letters of Credit” shall mean those letters of credit existing on the Restatement Closing Date and identified on Schedule 3.1.

“Extensions of Credit” shall mean, as to any Lender at any time, (i) an amount equal to the sum of (A) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (B) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (C) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (D) the aggregate principal amount of the Incremental Term Loans made by such Lender then outstanding, or (ii) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“Fair Market Value” shall mean, with respect to any assets or Property (other than cash), the price that could be negotiated in an arm’s-length free market transaction for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified, (i) in the case of assets or Property with a net book value on the books of the Borrower or any Subsidiary at the date of determination of less than $15,000,000, Fair Market Value shall be determined by the chief financial officer or treasurer of the Borrower acting in good faith and such determination shall be evidenced by a certificate of the officer making such determination, (ii) in the case of assets or Property with a net book value on the books of the Borrower or any Subsidiary at the date of determination of greater than or equal to $15,000,000, but less than $30,000,000, Fair Market Value shall be determined by the Board of Directors of the Borrower acting in good faith and shall be evidenced by a certified resolution of the Board of Directors of the Borrower, and (iii) in the case of assets or Property with a net book value on the books of the Borrower or its Subsidiaries at the date of determination of greater than or equal to $30,000,000, Fair Market Value shall be determined by an investment banking firm, accounting firm or appraisal firm of national recognition that is not an Affiliate of the Borrower or any of its Subsidiaries, which firm shall evidence its determination by a written opinion setting forth the Fair Market Value.

“ FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

~~“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

“Fee Letters” shall mean, collectively, (i) the fee letter agreement dated as of ~~the date hereof~~June 4, 2019 among the Borrower, Wells Fargo Securities, LLC and ~~the Administrative Agent, and~~Wells Fargo, (ii) the fee letter agreement dated as of ~~the date hereof~~June 4, 2019 between the Borrower and U.S. Bank, (iii) the fee letter agreement dated as of July 13, 2022 among the Borrower, Wells Fargo Securities, LLC and Wells Fargo, and (iv) the fee letter agreement dated as of July 13, 2022 between the Borrower and U.S. Bank.

“Financial Covenants” shall mean, collectively, the covenants of the Borrower contained in Section 8.11.

~~“First Amendment Effective Date” shall mean April 6, 2020.~~

“Fiscal Quarter” shall mean for any Fiscal Year of the Borrower and its Subsidiaries, the fiscal quarters ending on the Saturday closest to the last day of each of May, August ~~and~~, November and February and the last day of such Fiscal Year.

“Fiscal Year” shall mean the Fiscal Year of the Borrower ending on the Saturday closest to the last day of February of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends (e.g., Fiscal Year ~~2019~~2022 shall be the Fiscal Year of the Borrower ended ~~March 2~~February 26 , ~~2019~~2022 ).

“ Floor” means a rate of interest equal to 0%.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“ FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (i) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateral or other credit support acceptable to such Issuing Lender shall have been provided in accordance with the terms hereof and (ii) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which Cash Collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” shall mean, for any Person, all Indebtedness of such Person other than (a) any surety bond or any other obligations of like nature, including, without limitation, letters of credit serving the same function as a surety bond, provided, that such surety bond or other obligation has been provided to such Person in the ordinary course of such Person’s business, and provided further, that if there has been a demand or drawing made under any such surety bond or other obligation, then such surety bond or other obligation shall be included as Funded Debt of such Person in an amount equal to the unreimbursed amount of such demand or the unreimbursed amount of such drawing, (b) any trade payable incurred in the ordinary course of such Person’s business so long as no note or similar instrument has been executed by such Person in connection with such trade payable and (c) Indebtedness in respect of any letter of credit that supports industrial revenue bond obligations owing by the Borrower or any of its Domestic Subsidiaries to the extent such industrial revenue bond obligations are included in the calculation of Indebtedness.

“GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty” shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or the financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness. The terms “Guaranteed”, “Guaranteeing” and “Guarantor” shall have corresponding meanings.

“Hazardous Substance” shall mean any substance, in any concentration or mixture, that is (i) listed, classified or regulated pursuant to any Environmental Law, (ii) any petroleum product, by-product or derivative, asbestos containing material, polychlorinated biphenyls, radioactive material or radon or (iii) any waste regulated by any Environmental Law.

“Increased Amount Date” has the meaning assigned thereto in Section 4.13.

“Incremental Lender” has the meaning assigned thereto in Section 4.13.

“Incremental Loan Commitments” has the meaning assigned thereto in Section 4.13.

“Incremental Loans” has the meaning assigned thereto in Section 4.13.

“Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 4.13.

“Incremental Revolving Credit Increase” has the meaning assigned thereto in Section 4.13.

“Incremental Term Loan” has the meaning assigned thereto in Section 4.13.

“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 4.13.

“Indebtedness” shall mean, with respect to any Person, as determined on a Consolidated basis, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letters of credit, bankers’ acceptances, Interest Rate Protection Agreements (with the valuation thereof determined in accordance with GAAP) or other similar instruments, including currency swaps) other than indebtedness to trade creditors and service providers incurred in the ordinary course of business and payable on usual and customary terms, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the remedies available to the seller or lender under such agreement are limited to repossession or sale of such property), (iv) all Capital Lease Obligations of such Person, (v) all obligations of the types described in clauses (i), (ii), (iii) or (iv) above secured by (or for which the obligee has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property (including accounts, contract rights and other intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all preferred stock issued by such Person which is redeemable prior to full satisfaction of the Borrower’s obligations under the Loan Documents (including repayment in full of the Loans and all interest accrued thereon), other than at the option of such Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all Indebtedness of others Guaranteed by such Person and (viii) all Indebtedness of any partnership of which such Person is a general partner.

“Indemnified Taxes” shall mean (a) Taxes other than Excluded Taxes and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

“Interest Expense” shall mean, for any period, interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Secured Hedge Agreements and Secured Cash Management Agreements) for the Borrower and its Subsidiaries for such period determined on a Consolidated basis, without duplication, in accordance with GAAP.

“Interest Period” has the meaning assigned thereto in Section 4.1(b).

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“~~Investment~~Investments” shall have the meaning provided in the preamble to Section 8.4.

“ IRS” means the United States Internal Revenue Service.

“ISP98” shall mean the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lenders” shall mean (a) with respect to Letters of Credit issued hereunder on or after the Restatement Closing Date, Wells Fargo and U.S. Bank, and (b) with respect to the Existing Letters of Credit, Wells Fargo, in its capacity as issuer thereof.

“Joinder Agreement” shall mean a joinder agreement in form and substance reasonably acceptable to the Administrative Agent.

“ KPIs” has the meaning assigned thereto in Section 4.15(a).

“L/C Commitment” shall mean the lesser of (i) $80,000,000 and (ii) the Revolving Credit Commitments of all the Lenders; provided, that with respect to (i) Wells Fargo, in its capacity as an Issuing Lender, the L/C Commitment shall be $40,000,000, and (ii) U.S. Bank, in its capacity as an Issuing Lender, the L/C Commitment shall be $40,000,000 (with the foregoing limits in clauses (i) and (ii) relating only to Letters of Credit issued by the applicable Issuing Lender) or, in each case, such greater amount as such Issuing Lender may agree (subject to the aggregate $80,000,000 cap specified above).

“L/C Obligations” shall mean at any time, an amount equal to the sum of (i) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (ii) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” shall mean the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.

“Leasehold” shall mean, with respect to any Person, all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each Person executing this Agreement as a Lender on the Restatement Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 4.13, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lending Office” shall mean, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letter of Credit Application” shall mean an application, in the form specified by the applicable Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Letters of Credit” shall mean, the collective reference to letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit.

“Leverage Ratio” shall mean, at any date of determination, the ratio of (i) Funded Debt of the Borrower and its Subsidiaries on a Consolidated basis as of such date, less any cash held to secure Indebtedness in respect of any letter of credit set forth on Schedule 8.3 or incurred pursuant to Section 8.3(g), to the extent such letter of credit supports industrial revenue bond obligations owing by the Borrower or any of its Domestic Subsidiaries, to (ii) EBITDA for the period of four fiscal quarters ending on or immediately prior to such date.

~~“LIBOR” shall mean,~~

~~(i) for any interest rate calculation with respect to a LIBOR Rate Loan the rate of interest per annum determined on the basis of the rate as set by the ICE Benchmark Administration (“ICE”) (or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and~~

~~(ii) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate as set by ICE (or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.~~

~~Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.~~

~~Notwithstanding the foregoing, (x) in no event shall LIBOR (including, any Benchmark Replacement with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 4.8(c), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.~~

~~“ LIBOR Market Index Rate” means the rate of interest per annum for one month deposits in Dollars as published by ICE (or the successor thereto if ICE is no longer making such rate available) as of 11:00 a.m. London time, on such day, or if such day is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published, then the LIBOR Market Index Rate shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which Dollar deposits would be offered by first class banks (as determined in consultation with the Borrower) in the London interbank market to the Administrative Agent at approximately 11:00 a.m., London time, on such date of determination for delivery on the date in question for a one month term.~~

~~Notwithstanding the foregoing, (x) in no event shall the LIBOR Market Index Rate (including, any Benchmark Replacement with respect thereto) be less than 0%, and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 4.8(c), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to the LIBOR Market Index Rate shall be determined in accordance with such Benchmark Replacement.~~

~~“LIBOR Rate” shall mean a rate per annum determined by the Administrative Agent pursuant to the following formula:~~

~~LIBOR Rate =~~	~~LIBOR~~
~~1.00-Eurodollar Reserve Percentage~~

~~“LIBOR Rate Loan” shall mean any Loan (other than a Base Rate Loan) bearing interest at a rate based upon the LIBOR Rate as provided in Section   4.1(a), including, to the extent applicable, any Swingline Loan bearing interest at the LIBOR Market Index Rate.~~

“Lien” shall mean, with respect to any asset of a Person, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (iii) in the case of securities, any purchase option, call or similar right of any other Person with respect to such securities.

“Like-Kind Exchange” shall mean a transaction that qualifies for non-recognition treatment as a like-kind exchange pursuant to Section 1031 of the Code and the regulations promulgated thereunder, provided that the Fair Market Value of the assets or Properties received must be equal to or greater than the Fair Market Value of the assets or Properties transferred; provided, further, that the appropriate certification of the “Fair Market Value of assets or Properties received” required under the second sentence of the definition of Fair Market Value shall be made using the book value to be recorded on the books of the Borrower or applicable Subsidiary after the completion of the transaction.

“Loan Documents” shall mean, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Fee Letters and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

“Loans” shall mean the collective reference to the Revolving Credit ~~Loans, the Term~~ Loans, any Incremental Loans and the Swingline Loans, and “Loan” shall mean any of such Loans.

~~“ London Banking Day” shall mean any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.~~

“Margin Regulations” shall mean, collectively, Regulations T, U and X of the Federal Reserve Board.

“Material Adverse Effect” shall mean (i) any material and adverse effect on the consolidated business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower and its Subsidiaries, (ii) any material and adverse effect on the ability of the Borrower or the Borrower and its Subsidiaries taken as a whole to timely perform any of its or their material obligations, or of the Lenders to exercise any remedy under any Loan Document or (iii) any adverse effect on the legality, validity, binding nature or enforceability of any Loan Document.

“Material Subsidiary” shall mean the Domestic Subsidiaries identified on Schedule 1.3 hereto, together with such other Domestic Subsidiaries that are identified to the Administrative Agent by the Borrower as additional Material Subsidiaries in accordance with Section 7.14(a) hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any member of the ERISA Group is making or accruing an obligation to make contributions or has within the preceding five plan years made or accrued contributions.

“Net Worth” shall mean, as of any date of determination, the total Consolidated stockholders’ equity (determined without duplication) of the Borrower and its Subsidiaries at such date.

“Non-Consenting Lender” shall mean any Lender that has not consented to any proposed amendment, modification, waiver or termination of any Loan Document which, pursuant to Section 11.2, requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent.

“Non-Defaulting Lender” has the meaning assigned thereto in Section 4.4(b).

“Notes” shall mean the collective reference to the Revolving Credit Notes~~, the Term Loan Notes~~ and the Swingline Note.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.4(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.4(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 4.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.5(c).

“Obligations” shall mean, in each case, whether now in existence or hereafter arising: (i) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (ii) the L/C Obligations and (iii) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders, the other Secured Parties, if any, or the Administrative Agent under any Loan Document or otherwise with respect to any Loan or Letter of Credit, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Hedge Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity hedging agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values or the prices of commodities used in the business of the Borrower and its Subsidiaries.

“Other Taxes” shall mean all present or future stamp, court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.12).

“Participant” has the meaning assigned thereto in Section 11.9(d).

“Participant Register” has the meaning specified in Section 11.9(e).

“PATRIOT Act” shall mean the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“ Payment Recipient” has the meaning assigned thereto in Section 10.11(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pension Plan” shall mean a Plan that (i) is an employee pension benefit plan, as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) and (ii) is subject to the provisions of Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” shall mean any acquisition by the Borrower or any Subsidiary of all or any substantial part of the assets or business of any other Person or any division thereof (by merger, purchase or otherwise), or of a majority of the voting stock of such a Person; provided that (A) such Person or division thereof is engaged (or promptly after such acquisition will be engaged) in a line of business directly related to that of the Borrower; (B) such Person becomes a Subsidiary of the Borrower as a result of such acquisition or the assets are purchased by the Borrower or a Subsidiary, and the Borrower and such Subsidiary, to the extent applicable, shall comply with Section 7.14, (C) (i) no Default or Event of Default exists or would exist after giving effect to such acquisition and (ii) if the total consideration for the assets or business is $50,000,000 or more, the Borrower has furnished to the Lenders a certificate of Responsible Officer of the Borrower certifying (x) that no Default or Event of Default exists or will exist (after giving effect to any Acquisition Holiday then in effect), (y) calculations in reasonable detail demonstrating such compliance and (z) financial statements demonstrating such compliance, and (D) the Board of Directors or other governing body of such Person whose Property or voting stock or other interests which are being so acquired has approved the terms of such acquisition.

“Permitted Liens” shall have the meaning provided in Section 8.2.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plan” shall mean an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is maintained or contributed to by the Borrower or any member of the ERISA Group or, with respect to a Pension Plan, has within the preceding five years been maintained or contributed to by the Borrower or any member of the ERISA Group.

“Platform” shall mean Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.

“Prime Rate” shall mean, for any day, a rate per annum equal to the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Register” has the meaning assigned thereto in Section 11.9(c).

“Reimbursement Obligation” shall mean the obligation of the Borrower to reimburse the Issuing Lenders pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (~~“CERCLA”) (~~42 U.S.C. Section 9601 et seq.).

“Relevant Governmental Body” shall mean the ~~Federal Reserve Board and/~~FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the ~~Federal Reserve Board and/~~FRB or the Federal Reserve ~~bank~~Bank of New York, or any successor thereto.

“Required Lenders” shall mean, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of (i) the Total Credit Exposures of all Lenders or (ii) if the Revolving Credit Commitments have been terminated, the outstanding Revolving Credit Exposures and Incremental Term Loans of all Lenders; provided, that at any time there is more than one Lender and all Lenders are not Affiliates, “Required Lenders” must include at least two (2) Lenders that are not Affiliates. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“ Resignation Effective Date” has the meaning assigned thereto in Section 10.6(a).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, with respect to any Person, the chief executive officer, president, chief financial officer, treasurer or any senior vice president or executive vice president of ~~the Borrower~~such Person. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restatement Closing Date” shall mean ~~the date of this Agreement or such later Business Day upon which each condition described in Section 5.1 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion~~June 25, 2019.

“Revaluation Date” shall mean, with respect to any Letter of Credit, each of the following: (A) each date of an amendment of such Letter of Credit having the effect of increasing the amount thereof, (B) the last Business Day of each calendar quarter and (C) such additional dates as the Administrative Agent or the applicable Issuing Lender shall determine or the Required Lenders shall require.

“Revolver Declining Lender” has the meaning assigned thereto in Section  2.8(b).

“Revolver Extending Lender” has the meaning assigned thereto in Section 2.8(a).

“ Revolver Extension Request” has the meaning assigned thereto in Section 2.8(a).

“Revolver Maturity Date” shall mean the earliest to occur of (i) ~~June 25~~August 5 , ~~2024~~2027 (as such date may be extended pursuant to Section ~~2.7~~2.8 hereof), (ii) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, or (iii) the date of termination of the Revolving Credit Commitment pursuant to Section 9.2(a).

“Revolver Response Date” has the meaning assigned thereto in Section 2.8(a).

“Revolving Credit Commitment” shall mean (i) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name in Schedule 1.2 as its “Revolving Credit Commitment”, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 4.13) and (ii) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 4.13). The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders as of the ~~Restatement Closing~~Third Amendment Effective Date is $~~235,000,000~~385,000,000 .

“Revolving Credit Commitment Percentage” shall mean, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments. The Revolving Credit Commitment Percentage of each Revolving Credit Lender on the ~~Restatement Closing~~Third Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.2.

“Revolving Credit Exposure” shall mean, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Credit Facility” shall mean the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility in connection with any incremental revolving credit facilities established pursuant to Section 4.13).

“Revolving Credit Lender” shall mean, individually, each Lender with a Revolving Credit Commitment, and collectively, all of the Lenders with a Revolving Credit Commitment, or, if the Revolving Credit Commitment has been terminated, all Lenders having Revolving Credit Exposure.

“Revolving Credit Loan” shall mean any revolving loan made to the Borrower pursuant to Section 2.1 (including any Incremental Revolving Credit Increase), and all such revolving loans collectively as the context requires.

“Revolving Credit Note” shall mean a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Revolving Credit Outstandings” shall mean the sum of: (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

~~“Revolver Declining Lender” has the meaning assigned thereto in Section 2.7(b).~~

~~“Revolver Extending Lender” has the meaning assigned thereto in Section 2.7(a).~~

~~“Revolver Extension Request” has the meaning assigned thereto in Section 2.7(a).~~

“Revolving Extensions of Credit” means (a) any Revolving Credit Loan then outstanding, (b) any Letter of Credit then outstanding or (c) any Swingline Loan then outstanding.

~~“Revolver Response Date” has the meaning assigned thereto in Section 2.8(a).~~

“S&P” shall mean Standard & Poor’s ~~Financial Services LLC, a part of McGraw-Hill Financial~~Rating Service, a division of S&P Global Inc., and any successor thereto.

“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the ~~Restatement Closing Date,~~Third Amendment Effective Date, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea~~,~~ and Syria ~~and Crimea~~).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council or other relevant sanctions authority, (b) to the Borrower’s knowledge, without inquiry, any Person listed in any Sanctions-related list of designated Persons maintained by the European Union or Her Majesty’s Treasury, (c) any Person operating, organized or resident in a Sanctioned Country or (d) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s).

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by (a) the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, or other relevant sanctions authority with jurisdiction over any Lender, the Borrower or any of its Subsidiaries or Affiliates, or (b) to the Borrower’s knowledge, without inquiry, the European Union or Her Majesty’s Treasury.

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

~~“Second Amendment Effective Date” shall mean November 6, 2020.~~

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Credit Party and any Cash Management Bank.

“Secured Cash Management Obligations” shall mean all existing or future payment and other obligations owing by the Borrower or any of its Subsidiaries under any Secured Cash Management Agreement.

“Secured Hedge Agreement” shall mean any Interest Rate Protection Agreement or Other Hedge Agreement entered into by the Borrower or any of its Subsidiaries and any Lender or any Affiliate thereof at the time such agreement was entered into, as counterparty. For the avoidance of doubt, (i) all Interest Rate Protection Agreements and Other Hedge Agreements provided by the Administrative Agent or any of its Affiliates and (ii) all Interest Rate Protection Agreements and Other Hedge Agreements in existence on the Restatement Closing Date between the Borrower or any of its Subsidiaries and any Lender or Affiliates thereof, shall constitute Secured Hedge Agreements.

“Secured Hedge Obligations” shall mean all existing or future payment and other obligations owing by the Borrower or any of its Subsidiaries under any Secured Hedge Agreement; provided, however, that with respect to any Subsidiary Guarantor, the Secured Hedge Obligations Guaranteed by such Subsidiary Guarantor shall exclude all Excluded Swap Obligations.

“Secured Obligations” shall mean, collectively, (a) the Obligations, (b) all Secured Hedge Obligations, and (c) all Secured Cash Management Obligations.

“Secured Parties” shall mean collectively, the Lenders, the Administrative Agent, the Swingline Lender, any Issuing Lender, any counterparty to a Secured Hedge Agreement, any counterparty to a Secured Cash Management Agreement, any other holder from time to time of any of the Secured Obligations and, in each case, their respective successors and permitted assigns.

“ Securities Act” means the Securities Act of 1933 (15 U.S.C. § 77 et seq.).

“Security Documents” shall mean the collective reference to the Subsidiary Guaranty Agreement, and each other agreement or writing pursuant to which any Credit Party purports to pledge or grant a security interest in any Property or assets securing the Secured Obligations or any such Person purports to guaranty the payment and/or performance of the Secured Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

~~“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.~~

“ SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” and “Solvency” shall mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Obligations” shall mean, collectively, (a) all Secured Hedge Obligations and (b) all ~~Obligations owing by the Borrower or any of its Subsidiaries under any~~ Secured Cash Management ~~Agreement~~Obligations .

“Subsidiary” shall mean, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity or organizational form (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50% Equity Interest at the time. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary of the Borrower which has executed and delivered the Subsidiary Guaranty Agreement, unless and until such time as the respective Subsidiary is released from all of its obligations under the Subsidiary Guaranty Agreement in accordance with the terms and provisions thereof.

“Subsidiary Guaranty Agreement” shall mean the Third Amended and Restated Guaranty Agreement of even date herewith executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Sustainability Structuring Agent” means Wells Fargo Securities, LLC, in its capacity as the sustainability structuring agent.

“Swap Obligation” shall mean, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the lesser of (i) $17,500,000 and (ii) the Revolving Credit Commitment.

“Swingline Lender” shall mean Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” shall mean any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Note” shall mean a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

~~“Term Loan” has the meaning assigned thereto in Section 2.3.~~

~~“Term Loan Commitment” means, as to each Term Loan Lender, its obligations to make its portion of the Term Loan to the Borrower pursuant to Section 2.3 and the other terms and conditions of this Agreement, in the principal amount set forth opposite such Lender’s name on Schedule 1.2 as its “Term Loan Commitment”, as such amounts may be adjusted from time to time, in accordance with this Agreement. The initial aggregate amount of the Term Loan Commitments on the Restatement Closing Date is $150,000,000.~~

~~“ Term Loan Declining Lender” has the meaning assigned thereto in Section 2.7(b).~~

~~“Term Loan Extending Lender” has the meaning assigned thereto in Section 2.7(a).~~

~~“Term Loan Extension Request” has the meaning assigned thereto in Section 2.7(a).~~

~~“Term Loan Lender” shall mean any Lender with a Term Loan Commitment and/or outstanding Term Loans.~~

“Term ~~Loan Maturity Date~~SOFR” shall mean ~~June 25, 2024.~~:

~~“Term Loan Note” shall mean a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A-3, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.~~

~~“Term Loan Percentage” shall mean, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans represented by the outstanding principal balance of such Term Loan Lender’s Term Loans.~~

(i) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(ii) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“ Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“ Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan ~~Response Date” has the meaning assigned thereto in Section 2.8(a).~~” means any Loan (other than a Base Rate Loan) bearing interest at a rate based on Adjusted Term SOFR, as provided in Section  4.1, including, to the extent applicable, any Swingline Loan bearing interest by reference to Adjusted Term SOFR.

“Term SOFR~~” shall mean~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Third Amendment Effective Date” means August 5, 2022.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Incremental Term Loans of such Lender at such time.

“Transaction” shall mean, collectively, (i) the entering into of the Loan Documents and the incurrence of all Loans and the issuance of all Letters of Credit outstanding as of the Restatement Closing Date and (ii) the payment of fees and expenses in connection with the foregoing.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Vested Liabilities” shall mean, with respect to any Pension Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Pension Plan exceeds (ii) the fair market value of all Pension Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Pension Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or such ~~plan~~Pension Plan under Title IV of ERISA.

“Uniform Customs” shall mean the Uniform Customs and Practice for Documentary Credits (2006 Revision), effective July 1, 2007, International Chamber of Commerce Publication No. 600.

“U.S.” or “United States” shall mean the United States of America.

“U.S. Bank” shall mean U.S. Bank National Association, a national banking association, and its successors.

“ U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided that for purposes of notice requirements in connection with borrowings, conversions, continuations or prepayments, in each case, such day is also a Business Day.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.11(g).

“Wells Fargo” shall mean Wells Fargo Bank, National Association, a national banking association, and its successors.

“Wholly Owned Subsidiary” shall mean, at any time and with respect to any Person, a Subsidiary, all the shares of stock of all classes of which (other than directors’ qualifying shares) or other ownership interests at the time are owned directly or indirectly by such Person and/or one or more other Wholly Owned Subsidiaries of such Person. Unless the context otherwise requires, each reference to a Wholly Owned Subsidiary herein shall be a reference to a Wholly Owned Subsidiary of the Borrower.

“Withholding Agent” shall mean the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Schedules and Exhibits shall be construed to refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” shall mean “to and including” and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.3 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements described in Section 6.8(a), except as otherwise specifically prescribed herein; provided, that if at any time a change in GAAP would affect the application of any provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, further, that until so amended (i) such provision shall continue to be applied in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between the application of such provision made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any treatment of any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the Restatement Closing Date, as a result of the effectiveness of the Financial Accounting Standards Board Accounting Standards Codification 842 (or any other Accounting Standards Codification having a similar result or effect) and related interpretations.

(b) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders).

Section 1.4 [Intentionally omitted].

Section 1.5 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law, including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act, the Investment Company Act, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

Section 1.9 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition ~~of “LIBOR”~~thereof, or with respect to any ~~rate that is an~~ alternative, successor or replacement ~~for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.~~rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 4.8(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.10 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

CREDIT FACILITIES

Section 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Restatement Closing Date through, but not including, the Revolver Maturity Date as requested by the Borrower, in accordance with the terms of Section ~~2.3~~2.4; provided, that (a) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment, and (b) the aggregate principal amount of outstanding Revolving Credit Loans from any Lender plus such Lender’s Revolving Credit Commitment Percentage of outstanding L/C Obligations and outstanding Swingline Loans shall not at any time exceed such Lender’s Revolving Credit Commitment. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolver Maturity Date.

Section 2.2 Swingline Loans.

(a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Restatement Closing Date through, but not including, the Revolver Maturity Date at its sole discretion; provided, that after giving effect to any amount requested, (a) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the aggregate principal amount of all outstanding Swingline Loans shall not exceed the lesser of (i) the Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Swingline Loans hereunder until the Revolver Maturity Date.

(b) Refunding.

(i) Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the Swingline Lender. Such refundings shall be made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the books and records of the Administrative Agent. Each Revolving Credit Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

(ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving

Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 10.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

(iii) Each Revolving Credit Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Revolving Credit Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 9.1(e) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded).

(c) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 2.2, the Swingline Lender shall not be obligated to make any Swingline Loan at a time when any other Lender is a Defaulting Lender, unless the Swingline Lender has entered into arrangements, including the delivery of Cash Collateral, with the Borrower or such Defaulting Lender and satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure (after giving effect to Section 4.14(c)) with respect to any such Defaulting Lender.

Section 2.3 ~~Term Loan~~[Intentionally omitted].

~~(a) Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to fund its Term Loan Percentage of a term loan to the Borrower (the “Term Loan”) on the Restatement Closing Date in an aggregate amount not to exceed such Term Loan Lender’s Term Loan Commitment. The Term Loan may consist of Base Rate Loans or LIBOR Rate Loans, as further provided herein. Any portion of the Term Loan that is repaid or prepaid may not be re-borrowed. Upon making the Term Loan, each Term Loan Lender’s Term Loan Commitment shall be reduced to zero. Notwithstanding the foregoing, if the total Term Loan Commitment as of the Restatement Closing Date is not drawn on the Restatement Closing Date, the undrawn amount shall automatically be cancelled.~~

~~(b) Procedure for Advance of Term Loan.~~

~~(i) Term Loan. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. on the Restatement Closing Date requesting that the Term Loan Lenders make the Term Loan as a Base Rate Loan or LIBOR Rate Loan on such date. Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 1:00 p.m. on the Restatement Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Term Loan to be made by such Term Loan Lender on the Restatement Closing Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.~~

~~(c) Incremental Term Loans. Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 4.13.~~

~~(d) Repayment of Term Loans.~~

~~(i) Term Loan. The Borrower shall repay the aggregate outstanding principal amount of the Term Loan on the Term Loan Maturity Date, together with accrued interest thereon.~~

~~(ii) Incremental Term Loans. The Borrower shall repay the aggregate outstanding principal amount of each Incremental Term Loan (if any) and interest thereon as determined pursuant to, and in accordance with, Section 4.13.~~

~~(e) Prepayments of Term Loans.~~

~~(i) Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in accordance with the terms set forth in Section 2.5(c).~~

Section 2.4 Procedure for Advances of Revolving Credit Loans and Swingline Loans.

(a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 12:00 p.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan, and (ii) at least three (3) U.S. Government Securities Business Days before each ~~LIBOR Rate~~Term SOFR Loan, specifying:

(A) the date of such borrowing, which shall be a Business Day;

(B) whether such Loan shall be a ~~LIBOR Rate~~Term SOFR Loan or a Base Rate Loan;

(C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan;

(D) if such Loan is a ~~LIBOR Rate~~Term SOFR Loan, the duration of the Interest Period applicable thereto; and

(E) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof, (y) with respect to ~~LIBOR Rate~~Term SOFR Loans (other than Swingline Loans) in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or (z) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

A Notice of Borrowing received after 12:00 p.m. shall be deemed received on the next Business Day or U.S. Government Securities Business Day, as applicable. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

(b) Disbursement of ~~Term Loan,~~ Revolving Credit Loans and Swingline Loans. Not later than 2:00 p.m. on the proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the applicable office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date~~,~~ and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date ~~and (iii) each Term Loan Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Term Loan Lender’s Term Loan Percentage of the Term Loans~~. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each ~~other~~ borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the applicable deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. ~~The~~ Subject to Section 4.7, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan ~~or Term Loan~~ requested pursuant to this Section to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage ~~or Term Loan Commitment Percentage, as applicable,~~ of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).

Section 2.5 Repayment and Prepayment of ~~Term Loans,~~ Revolving Credit Loans and Swingline Loans.

(a) Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) ~~the Term Loan on the Term Loan Maturity Date, (ii)~~ all Revolving Credit Loans in full on the Revolver Maturity Date and (~~iii~~ii ) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Revolver Maturity Date) together, in each case, with all accrued but unpaid interest thereon.

(b) Mandatory Prepayments.

(i) Aggregate Revolving Credit Commitment. If, as of the most recent Revaluation Date or at any time (as determined by the Administrative Agent under Section 2.5(b)(iv)), the Revolving Credit Outstandings (equal to the outstanding principal amount of all Revolving Credit Loans plus the sum of all outstanding Swingline Loans and L/C Obligations) exceeds the Revolving Credit Commitment, then, in such case, the Borrower shall (1) first, if (and to the extent) necessary to eliminate such amount in excess of the Revolving Credit Commitment, immediately repay outstanding Swingline Loans (and/or reduce any pending request for a borrowing of such Swingline Loans submitted in respect of such Swingline Loans on such day) by the amount in excess of the Revolving Credit Commitment, (2) second, if (and to the extent) necessary to eliminate such amount in excess of the Revolving Credit Commitment, immediately repay outstanding Revolving Credit Loans which are Base Rate Loans (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day) by such amount in excess of the Revolving Credit Commitment, (3) third, if (and to the extent) necessary to eliminate such amount in excess of the Revolving Credit Commitment, immediately repay outstanding Revolving Credit Loans which are ~~LIBOR Rate~~Term SOFR Loans (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day) by such amount in excess of the Revolving Credit Commitment, and (4) fourth, with respect to any Letters of Credit then outstanding, if (and to the extent) necessary to collateralize such amount in excess of the Revolving Credit Commitment, immediately provide Cash Collateral in an amount equal to the amount of such excess (such Cash Collateral to be applied in accordance with Section 9.2(b)).

(ii) Swingline Commitment. If, at any time (as determined by the Administrative Agent under Section 2.5(b)(iv)), the outstanding principal amount of all Swingline Loans exceeds the Swingline Commitment for any reason, then, the Borrower shall, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Swingline Loans (and/or reduce any pending request for a borrowing of such Loans submitted in respect of such Loans on such day) by the amount of such excess.

(iii) Excess L/C Obligations. If, at any time (as determined by the Administrative Agent under Section 2.5(b)(iv)), the outstanding principal amount of all L/C Obligations exceeds the L/C Commitment, then, in each such case, the Borrower shall, with respect to any Letters of Credit then outstanding, provide Cash Collateral in an amount equal to the amount of such excess (such Cash Collateral to be applied in accordance with Section 9.2(b)).

(iv) Compliance and Payments. The Borrower’s compliance with this Section 2.5(b) shall be tested from time to time by the Administrative Agent at its sole discretion, but in any event shall be tested on the date on which (A) the Borrower requests that the applicable Lenders make a Revolving Credit Loan, (B) the Borrower requests that the Swingline Lender make a Swingline Loan or (C) the Borrower requests that any Issuing Lender issue a Letter of Credit. Each such repayment pursuant to this Section 2.5(b) shall be accompanied by any amount required to be paid pursuant to Section 4.9.

(c) Optional Prepayments. The Borrower may at any time and from time to time prepay ~~the~~Incremental Term ~~Loan~~Loans , Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 12:00 p.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan, (ii) at least three (3) U.S. Government Securities Business Days before each ~~LIBOR Rate~~Term SOFR Loan, specifying (A) the date and amount of prepayment, (B) whether the prepayment is of ~~the Term Loan (including any~~ Incremental Term ~~Loan)~~Loans, Revolving Credit Loans, Swingline Loans or a combination thereof, and, if a combination thereof, the amount allocable to each, and (C) whether the repayment is of ~~LIBOR Rate~~Term SOFR Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of (i) $1,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), (ii) $5,000,000 or a whole multiple of $1,000,000, in excess thereof with respect to ~~LIBOR Rate~~Term SOFR Loans and (iii) $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 12:00 p.m. shall be deemed received on the next Business Day or U.S. Government Securities Business Day, as applicable. Each such prepayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

(d) Limitation on Prepayment of ~~LIBOR Rate~~Term SOFR Loans. Any prepayment of any ~~LIBOR Rate~~Term SOFR Loan on any day other than on the last day of the Interest Period applicable thereto shall be subject to the terms of Section 4.9 hereof.

Section 2.6 Permanent Reduction of the Revolving Credit Commitment.

(a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $10,000,000 or any whole multiple of $5,000,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Lender according to its Revolving Credit Commitment Percentage. All accrued Commitment Fees with respect to any portion of the Revolving Credit Commitment terminated pursuant hereto shall be paid on the next payment date pursuant to Section 4.3(b) hereof; provided, that if such termination is a complete termination of the entire Revolving Credit Commitment, then all accrued Commitment Fees shall be paid on the effective date thereof.

(b) Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate Revolving Credit Outstandings after such reduction to the Revolving Credit Commitment as so reduced, and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to provide Cash Collateral in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 9.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any ~~LIBOR Rate~~Term SOFR Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

Section 2.7 Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolver Maturity Date.

Section 2.8 Extension of Revolver Maturity Date.

(a) On no more than two (2) occasions from and after the ~~Second~~Third Amendment Effective Date but prior to the Revolver Maturity Date, the Borrower may request an extension of the Revolver Maturity Date for a period of one additional year by submitting a request for an extension to the Administrative Agent (a “Revolver Extension Request”) no earlier than 90 days, but no later than 30 days prior to any anniversary of the ~~Restatement Closing~~Third Amendment Effective Date. The Revolver Extension Request must specify the new Revolver Maturity Date requested by the Borrower and the date as of which the Revolving Credit Lenders must respond to the Revolver Extension Request, which date shall not be less than 20 days prior to the applicable anniversary date (the “Revolver Response Date”). Promptly upon receipt of a Revolver Extension Request, the Administrative Agent shall notify each Revolving Credit Lender of the contents thereof and shall request each Revolving Credit Lender to approve the Revolver Extension Request. Each Revolving Credit Lender may, in its sole and absolute discretion, approve or deny any Revolver Extension Request. Each Revolving Credit Lender approving the Revolver Extension Request (a “Revolver Extending Lender”) shall deliver its written consent no later than the Revolver Response Date and any Revolving Credit Lender which has not responded to such Revolver Extension Request by the Revolver Response Date shall be deemed to have declined it. The Administrative Agent shall provide written notice to the Borrower of the Revolving Credit Lenders’ response no later than 5 days prior to the applicable anniversary date. The Revolver Extending Lenders’ Revolving Credit Commitments (and the Revolver Maturity Date) shall be extended for one additional year after the Revolver Maturity Date in effect at the time the Revolver Extension Request is received, including the Revolver Maturity Date as one of the days in the calculation of the days elapsed; provided that (i) at least 50% of the Revolving Credit Commitment amount is extended or otherwise committed to by Revolver Extending Lenders and any new lenders and (ii) the Borrower has delivered to the Administrative Agent (x) an Officer’s Certificate dated as of the applicable effective date on which the Revolver Maturity Date ~~in effect at the time the Revolver Extension Request is received~~is extended certifying that (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default exists and (y) customary corporate authorization documents reasonably requested by the Administrative Agent. Otherwise, the Revolver Maturity Date shall not be extended.

(b) The Revolving Credit Commitment of any Revolving Credit Lender that declines a Revolver Extension Request or fails to approve a Revolver Extension Request on or prior to the Revolver Response Date (a “Revolver Declining Lender”) shall be terminated on the Revolver Maturity Date in effect at the time such Revolver Extension Request is received (without regard to any extension by other Lenders) and the Borrower shall pay to such Revolver Declining Lender all principal, interest, fees and other amounts owing to such Revolver Declining Lender on the Revolver Maturity Date in effect at the time such Revolver Extension Request is received (without regard to any extension by other Lenders). The Borrower shall have the right, on or prior to the applicable anniversary date, to replace any Revolver Declining Lender with a third party financial institution reasonably acceptable to the Administrative Agent and the Borrower in the manner set forth in Section 4.12(b).

~~Section 2.9 Extension of Term Loan Maturity Date.~~

~~(a) On no more than two (2) occasions from and after the Second Amendment Effective Date but prior to the Term Loan Maturity Date, the Borrower may request an extension of the Term Loan Maturity Date for a period of one additional year by submitting a request for an extension to the Administrative Agent (a “Term Loan Extension Request”) no earlier than 90 days, but no later than 30 days prior to any anniversary of the Restatement Closing Date. The Term Loan Extension Request must specify the new Term Loan Maturity Date requested by the Borrower and the date as of which the Term Loan Lenders must respond to the Term Loan Extension Request, which date shall not be less than 20 days prior to the applicable anniversary date (the “Term Loan Response Date”). Promptly upon receipt of a Term Loan Extension Request, the Administrative Agent shall notify each Term Loan Lender of the contents thereof and shall request each Term Loan Lender to approve the Term Loan Extension Request. Each Term Loan Lender may, in its sole and absolute discretion, approve or deny any Term Loan Extension Request. Each Term Loan Lender approving the Term Loan Extension Request (a “Term Loan Extending Lender”) shall deliver its written consent no later than the Term Loan Response Date and any Term Loan Lender which has not responded to such Term Loan Extension Request by the Term Loan Response Date shall be deemed to have declined it. The Administrative Agent shall provide written notice to the Borrower of the Term Loan Lenders’ response no later than 5 days prior to the applicable anniversary date. The Extending Lenders’ Term Loan Commitments (and the Term Loan Maturity Date) shall be extended for one additional year after the Term Loan Maturity Date in effect at the time the Term Loan Extension Request is received, including the Term Loan Maturity Date as one of the days in the calculation of the days elapsed; provided that (i) at least 50% of the Term Loan Commitment amount is extended or otherwise committed to by Term Loan Extending Lenders and any new lenders and (ii) the Borrower has delivered to the Administrative Agent (x) an Officer’s Certificate dated as of the Term Loan Maturity Date in effect at the time the Term Loan Extension Request is received certifying that (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default exists and (y) customary corporate authorization documents reasonably requested by the Administrative Agent. Otherwise, the Term Loan Maturity Date shall not be extended.~~

~~(b) The Commitment of any Term Loan Lender that declines a Term Loan Extension Request or fails to approve a Term Loan Extension Request on or prior to the Term Loan Response Date (a “Declining Lender”) shall be terminated on the Term Loan Maturity Date in effect at the time such Term Loan Extension Request is received (without regard to any extension by other Lenders) and the Borrower shall pay to such Term Loan Declining Lender all principal, interest, fees and other amounts owing to such Term Loan Declining Lender on the Term Loan Maturity Date in effect at the time such Term Loan Extension Request is received (without regard to any extension by other Lenders). The Borrower shall have the right, on or prior to the applicable anniversary date, to replace any Term Loan Declining Lender with a third party financial institution reasonably acceptable to the Administrative Agent and the Borrower in the manner set forth in Section  4.12(b).~~

ARTICLE III

LETTER OF CREDIT FACILITY

Section 3.1 L/C Commitment.

(a) Availability. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the “Letters of Credit”) for the account of the Borrower on any Business Day from the Restatement Closing Date through but not including the fifth (5th) Business Day prior to the Revolver Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment, (b) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment or (c) the sublimit set forth in the definition of “L/C Commitment” applicable to such Issuing Lender would be exceeded. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount to be agreed to by such Issuing Lender, (ii) be a letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, (iii) be in a form satisfactory to such Issuing Lender, (iv) have an expiration date not later than the earlier of (a) the fifth (5th) Business Day prior to the scheduled Revolver Maturity Date and (b) the date which is one year from the date of issuance of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to such Issuing Lender); provided that (x) if a Letter of Credit has an expiration date later than the scheduled Revolver Maturity Date, then the Borrower shall post Cash Collateral for such Letter of Credit in accordance with Section 2.5(b)(iii) at least five Business Days prior to the scheduled Revolver Maturity Date (or such later date as shall be determined by Administrative Agent in its sole discretion) and (y) Letters of Credit may be issued with (or amended to provide) a tenor of greater than one year only with the prior written consent of all of the Lenders and (v) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by such Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any Applicable Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Restatement Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuing Lender as of the Restatement Closing Date and that such Issuing Lender in good faith deems material to it, or (B) the conditions set forth in Section 5.2 are not satisfied, or (C) the beneficiary of such Letter of Credit is a Sanctioned Person. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. As of the Restatement Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

(b) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 3.1, no Issuing Lender shall be obligated to issue any Letter of Credit at a time when any Revolving Credit Lender is a Defaulting Lender, unless such Issuing Lender has entered into arrangements satisfactory to it to eliminate such Issuing Lender’s risk (after giving effect to Section 4.14(a)(iv)) with respect to any such Defaulting Lender’s reimbursement obligations hereunder, including by Cash Collateralizing such Defaulting Lender’s Revolving Credit Commitment Percentage of the liability with respect to such Letter of Credit. On demand by an

Issuing Lender or the Administrative Agent from time to time, the Borrower shall Cash Collateralize each Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations (after giving effect to Section 4.14(a)(iv)) on terms reasonably satisfactory to the Administrative Agent and such Issuing Lender. Any such Cash Collateral shall be deposited in a separate account with the Administrative Agent, subject to the exclusive dominion and control of the Administrative Agent, as collateral (solely for the benefit of the Issuing Lenders) for the payment and performance of each Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding L/C Obligations. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Lenders immediately for each Defaulting Lender’s Revolving Credit Commitment Percentage of any drawing under any Letter of Credit which has not otherwise been reimbursed by the Borrower or such Defaulting Lender pursuant to the terms of this Section 3.1.

Section 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender, at the office of such Issuing Lender specified in or determined in accordance with Section 11.1, a Letter of Credit Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Letter of Credit Application, such Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V, promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. The applicable Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Revolving Credit Lender of the issuance and upon request by any Revolving Credit Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.

Section 3.3 Commissions and Other Charges.

(a) Letter of Credit Commissions. Subject to Section 4.14(a)(iii), the Borrower shall pay to the Administrative Agent, for the account of each Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, in the amount equal to the face amount of such Letter of Credit multiplied by the Applicable Margin ~~with respect to Revolving Credit Loans that are LIBOR Rate~~for Term SOFR Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolver Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to each Issuing Lender and the L/C Participants all commissions received pursuant to this Section in accordance with their respective Revolving Credit Commitment Percentages.

(b) Fronting Fee. In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of each Issuing Lender, a fronting fee with respect to each Letter of Credit issued by it as set forth in the applicable Fee Letter or as separately agreed by such Issuing Lender, as applicable. Such fronting fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolver Maturity Date and thereafter on demand of the Administrative Agent.

(c) Other Costs. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

Section 3.4 L/C Participations.

(a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to the amount of such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b) Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, such Issuing Lender shall notify the Administrative Agent and each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to such Issuing Lender the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c) ~~(i)~~ Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

Section 3.5 Reimbursement Obligations.

(a) Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the applicable Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and the amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment.

(b) Reimbursement Obligation of the Lenders. Unless the Borrower shall immediately notify the applicable Issuing Lender that the Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make Revolving Credit Loans bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment, and the Lenders shall make such requested Revolving Credit Loans, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and costs and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse each Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section ~~2.3~~2.4(a) or Article V. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse any Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

Section 3.6 Obligations Absolute. The Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lenders and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays caused by such Issuing Lender’s bad faith, gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of any Issuing Lender or any L/C Participant to the Borrower. The responsibility of the applicable Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

Section 3.7 Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

ARTICLE IV

GENERAL LOAN PROVISIONS

Section 4.1 Interest.

(a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower:

(i) Revolving Credit Loans shall bear interest at (A) the Base Rate plus the Applicable Margin for ~~Revolving Credit~~Base Rate Loans or (B) ~~the LIBOR Rate~~Adjusted Term SOFR plus the Applicable Margin for ~~Revolving Credit~~Term SOFR Loans;

(ii)any Swingline Loan shall bear interest, at the Borrower’s option, at (A) the Base Rate plus the Applicable Margin for ~~Revolving Credit Loans or at the LIBOR Market Index Rate plus the Applicable Margin for Revolving Credit Loans bearing interest at the LIBOR Rate; and~~

~~(iii) Term Loans shall bear interest at (A) the~~ Base Rate Loans or (B) Adjusted Term SOFR for an Interest Period of one month in effect on each day plus the Applicable Margin for Term ~~Loans or (B) the LIBOR Rate plus the Applicable Margin for Term~~SOFR Loans.

The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan and any ~~LIBOR Rate~~Term SOFR Loan or any portion thereof as to which the Borrower has not duly specified an Interest Period as provided herein shall be deemed a ~~LIBOR Rate~~Term SOFR Loan for a one (1) month Interest Period.

(b) Interest Periods. In connection with each ~~LIBOR Rate~~Term SOFR Loan, the Borrower by giving notice at the times described in Section 2.4 or 4.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1) ~~week or one (1), two (2),~~, three (3), or six (6) ~~or, with the consent of each Lender, twelve (12) months~~months (in each case, subject to availability); provided that:

(i) the Interest Period shall commence on the date of advance of or conversion to any ~~LIBOR Rate~~Term SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv) no Interest Period with respect to Revolving Credit Loans shall extend beyond the Revolver Maturity Date ~~and no Interest Period with respect to Term Loans shall extend beyond the Term Loan Maturity Date, in each case,~~ without payment of any amounts pursuant to Section 4.9; ~~and~~

(v) there shall be no more than ten (10) Interest Periods in effect at any time~~.~~; and

(vi) no tenor that has been removed from this definition pursuant to Section 4.8(c)(iv) shall be available as an Interest Period (unless such tenor has been reinstated into this definition pursuant to Section 4.8(c)(iv)).

(c) Default Rate. Subject to Section 9.2, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 9.1(a)~~,~~ or 9.1(e), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default:

(A) the Borrower shall no longer have the option to request ~~LIBOR Rate~~Term SOFR Loans, Swingline Loans or Letters of Credit;

(B) all outstanding ~~LIBOR Rate~~Term SOFR Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to ~~LIBOR Rate~~Term SOFR Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans;

(C) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans;

(D) all letter of credit commissions owing pursuant to Section 3.3 shall equal the face amount of each Letter of Credit multiplied by the sum of (i) the Applicable Margin with respect to ~~Revolving Credit Loans that are LIBOR Rate~~Term SOFR Loans (determined on a per annum basis), plus (ii) the rate per annum of two percent (2%); and

(E) all other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document.

Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d) Interest Payment and Computation. Interest on each Base Rate Loan and on each Swingline Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing on June 30, 2019 and interest on each ~~LIBOR Rate~~Term SOFR Loan (other than any Swingline ~~Rate~~ Loan) shall be due and payable in arrears on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans based on the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(e) Maximum Rate.

(i) In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.

(ii) In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

(f) C onforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 4.2 Notice and Manner of Conversion or Continuation of Loans. The Borrower shall have the option to:

(a) convert at any time all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $1,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more ~~LIBOR Rate~~Term SOFR Loans; and

(b) upon the expiration of any Interest Period with respect to any ~~LIBOR Rate~~Term SOFR Loans, (i) convert all or any part of its outstanding ~~LIBOR Rate~~Term SOFR Loans in a principal amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such ~~LIBOR Rate~~Term SOFR Loans as ~~LIBOR Rate~~Term SOFR Loans;

provided, that following the occurrence and during the continuation of a Default or an Event of Default, upon notice provided to the Borrower, at the sole discretion of the Administrative Agent or the Required Lenders, the Borrower shall no longer be able to exercise any such option. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) U.S. Government Securities Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying:

(A) the Loans to be converted or continued, and, in the case of any ~~LIBOR Rate~~Term SOFR Loan to be converted or continued, the last day of the Interest Period therefor;

(B) the effective date of such conversion or continuation (which shall be a Business Day);

(C) the principal amount of such Loans to be converted or continued; and

(D) the Interest Period to be applicable to such converted or continued ~~LIBOR Rate~~Term SOFR Loan~~; provided that if~~.

If the Borrower ~~wishes to request LIBOR Rate Loans having an Interest Period of twelve months in duration, such notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.~~fails to deliver a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any Term SOFR Loan, then the applicable Term SOFR Loan shall be automatically continued as a Term SOFR Loan with an Interest Period of one month. Any such automatic continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loan. If the Borrower requests a conversion to, or continuation of, a Term SOFR Loan, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

Section 4.3 Fees.

(a) Commitment Fee. Commencing on the Restatement Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders (other than any Defaulting Lender), a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Margin on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any), with the amount of outstanding Swingline Loans to be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter of each year, commencing on the first such date to occur after the Restatement Closing Date and ending on the Revolver

Maturity Date, and on the date on which the Revolving Credit Commitments terminate. Such Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.

(b) Other Fees. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 4.4 Sharing of Payments.

(a) Each payment by the Borrower on account of the principal of or interest on the Loans or any Letter of Credit or of any fee, commission or other amounts (including the Reimbursement Obligation with respect to any Letter of Credit) payable to the Lenders under this Agreement (or any of them) shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 9.1(a), but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent (i) shall distribute to each such Lender at its address for notices set forth herein its pro rata share of such payment in accordance with the amounts then due and payable to such Lenders (except as specified below) and (ii) shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of the Issuing Lenders’ fees or L/C Participants’ commissions shall be made in like manner, but for the account of the Issuing Lenders or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.9, 4.10, 4.11 or 11.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

(b) Notwithstanding the foregoing clause (a), if any Defaulting Lender shall have failed to fund all or any portion of any Revolving Credit Loan (each such Revolving Credit Loan, an “Affected Loan”), each payment by the Borrower hereunder shall be applied first to such Affected Loan and the principal amount and interest with respect to such payment shall be distributed (i) to each Lender that is not a Defaulting Lender (each, a “Non-Defaulting Lender”) pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders, until the principal amount of all Affected Loans has been repaid in full and (ii) to the extent of any remaining amount of such payment, to each Lender as set forth in clause (a). Each payment made by the Borrower on account of the interest on any Affected Loans shall be distributed to each Non-Defaulting Lender pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders.

Section 4.5 Evidence of Indebtedness.

(a) Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note~~, Term Loan Note~~ and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans~~, Term Loan Note~~ and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b) Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 4.6 Adjustments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 4.9, 4.10, 4.11 or 11.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(b)the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 4.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 4.7 Obligations of Lenders.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.4(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at;

(i) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation; and

(ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.

If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing ~~Lender~~Lenders or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing ~~Lender~~Lenders or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing ~~Lender~~Lenders or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing ~~Lender~~Lenders or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c) Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit and to make payments under this Section, Section 4.11(e), Section 11.3(c) or Section 11.7, as applicable are several and are not joint or joint and several. The failure of any Lender to make available its Revolving Credit Commitment Percentage of any Revolving Credit Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Revolving Credit Commitment Percentage of such Revolving Credit Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Revolving Credit Commitment Percentage of such Revolving Credit Loan available on the borrowing date.

Section 4.8 Changed Circumstances.

(a) Circumstances Affecting LIBOR RateBenchmark Availability. Subject to clause (c) below, in connection with any request for a ~~LIBOR Rate~~Term SOFR Loan ~~or~~, a request for a Base Rate Loan ~~or~~ a Swingline Loan as to which the interest rate is determined ~~with~~by reference to ~~LIBOR~~Adjusted Term SOFR, or a conversion to or continuation ~~thereof~~of any Term SOFR Loan, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that ~~Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that~~ reasonable and adequate means do not exist for ~~the~~ ascertaining ~~the LIBOR Rate~~Adjusted Term SOFR for the applicable Interest Period with respect to a proposed ~~LIBOR Rate Loan, or~~ Term SOFR Loan on or prior to the first day of such Interest Period, or ascertaining Adjusted Term SOFR for any Base Rate Loan or any Swingline Loan as to which the interest rate is determined with reference to ~~LIBOR~~Adjusted Term SOFR, or (~~iii~~ii ) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that ~~the LIBOR Rate~~Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make ~~LIBOR Rate~~Term SOFR Loans, or Base Rate Loans or Swingline Loans as to which the interest rate is determined with reference to ~~LIBOR~~Adjusted Term SOFR, and the right of the Borrower to convert any Loan to or continue any Loan as a ~~LIBOR Rate Loan or a Base Rate Loan or Swingline Loan as to which the interest rate is determined with a reference to LIBOR~~Term SOFR Loan, in each case, shall be suspended, and (i) in the case of ~~LIBOR Rate~~Term SOFR Loans, the Borrower shall either (1) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such ~~LIBOR Rate~~Term SOFR Loan, together with accrued interest thereon (subject to Section 4.1(d)), on the last day of the then current Interest Period applicable to such ~~LIBOR Rate~~Term SOFR Loan or (2) convert the then outstanding principal amount of each such ~~LIBOR Rate~~Term SOFR Loan to a Base Rate Loan~~,~~ (as to which the Administrative Agent shall determine the interest rate without reference to ~~LIBOR~~Adjusted Term SOFR) as of the last day of such Interest Period, (ii) in the case of Base Rate Loans as to which the interest rate is determined by reference to ~~LIBOR~~Adjusted Term SOFR, the Administrative Agent shall determine the interest rate without reference to ~~LIBOR as of the last day of such Interest Period~~Adjusted Term SOFR or (iii) in the case of Swingline Loans as to which the interest rate is determined with a reference to ~~LIBOR~~Adjusted Term SOFR, the Borrower shall within one (1) Business Day either (1) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Swingline Loan, together with accrued interest thereon, or (2) convert the then outstanding principal amount of each such Swingline Loan to a Base Rate Loan~~,~~ (as to which the Administrative Agent shall determine the interest rate without reference to Adjusted Term SOFR).

(b) Laws Affecting ~~LIBOR Rate~~SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any ~~LIBOR Rate~~Term SOFR Loan or any Base Rate Loan or Swingline Loan as to which the interest rate is determined by reference to ~~LIBOR~~Adjusted Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make ~~LIBOR~~Term SOFR Loans, or Base Rate Loans or Swingline Loans as to which the interest rate is determined by reference to ~~LIBOR~~Adjusted Term SOFR, and the right of the Borrower to convert any Loan to a ~~LIBOR Rate~~Term SOFR Loan or continue any Loan as a ~~LIBOR Rate~~Term SOFR Loan, in each case, shall be suspended and thereafter the Borrower may select only Base Rate Loans (as to which the Administrative Agent shall determine the interest rate without reference to Adjusted Term SOFR), (ii) the Base Rate shall cease to be determined by reference to ~~LIBOR~~Adjusted Term SOFR and (iii) if any of the Lenders may not lawfully continue to maintain a ~~LIBOR Rate~~Term SOFR Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to ~~LIBOR~~Adjusted Term SOFR for the remainder of such Interest Period.

(c) Effect of Benchmark ~~Transition Event~~Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~, the Administrative Agent and the Borrower may amend this Agreement to replace ~~LIBOR~~the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders ~~of each Class. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Class have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment~~. No replacement of ~~LIBOR~~a Benchmark with a Benchmark Replacement pursuant to this Section 4.8(c) will occur prior to the applicable Benchmark Transition Start Date.

(ii) ~~Benchmark Replacement~~ Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) ~~any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B)~~ the implementation of any Benchmark Replacement and, (~~C~~B) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.8(c)(iv) and (~~D~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period; provided that the failure to provide any such notice pursuant to the foregoing clause (x) or clause (y) shall not invalidate the removal of such tenor, the reinstatement of such tenor or the commencement of such Benchmark Unavailability Period, as applicable. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 4.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.8(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(~~iv~~v) Benchmark Unavailability Period. Upon the ~~Borrower’s receipt of notice of the~~ commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any request for a ~~LIBOR Rate Loan~~borrowing of, conversion to or continuation of ~~LIBOR Rate Loans~~a Term SOFR Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate

Loans and (B) any outstanding affected Term SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon ~~LIBOR~~the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 4.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a ~~LIBOR Rate~~Term SOFR Loan or from fees payable ~~to terminate the deposits from which such funds were obtained)~~ which may arise ~~or~~), be attributable to ~~each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a)~~or result due to or as a consequence of (a) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a ~~LIBOR Rate~~Term SOFR Loan, (b) ~~due to~~ any failure of the Borrower to borrow or continue a ~~LIBOR Rate~~Term SOFR Loan or convert to a ~~LIBOR Rate~~Term SOFR Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation ~~or~~, (c) ~~due to~~ any payment, prepayment or conversion of any ~~LIBOR Rate~~Term SOFR Loan on a date other than the last day of the Interest Period therefor~~. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical~~, or (d) any assignment of any Term SOFR Loan other than on the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section  4.12(b). A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Borrower under this Section 4.9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 4.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

 (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender ~~(except any reserve requirement reflected in the LIBOR Rate)~~ or any Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto~~,~~; or

(iii) impose on any Lender or any Issuing Lender ~~or the London interbank market~~ any other condition, cost or expense (other than Taxes) affecting this Agreement or ~~LIBOR Rate~~Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or an Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Survival. All of the obligations of the Borrower under this Section 4.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 4.11 Taxes.

(a) Issuing Bank. For purposes of this Section 4.11, the term “Lender” includes any Issuing Lender and the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. Without duplication of amounts paid by Borrower pursuant to Section 4.11(b), the Borrower shall indemnify each Recipient within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). The agreements in paragraph (e) shall survive the resignation and/or replacement of the Administrative Agent.

(f) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.11, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender~~;~~.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

1. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of,

United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

2. executed copies of IRS Form W-8ECI;

3. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

4. to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.11 (including by the payment of additional amounts pursuant to this Section 4.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 4.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 4.12 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

(b) Replacement of Lenders. If any Lender requests compensation under Section 4.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 4.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.10 or Section 4.11) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

 (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.9; provided, that such fee shall be waived for the first such replacement occurring after the date of this Agreement;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (x) an assignment required pursuant to this Section 4.12(b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender or the Administrative Agent; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

(c) Selection of Lending Office. Subject to Section 4.12(a), each Lender may make any Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.

Section 4.13 Incremental Loans.

(a) On no more than three (3) occasions, at any time prior to the Revolver Maturity Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of:

(i) ~~one or more increases in~~ term loan commitments (any such term loan commitment, an “Incremental Term Loan Commitment”) to make one or more incremental term loans (any such term loan, an “Incremental Term Loan”); or

(ii) ~~(ii)~~ one or more increases in the Revolving Credit Commitments (any such increase, an “Incremental Revolving Credit Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make revolving credit loans under the Revolving Credit Facility (any such revolving loan, an “Incremental Revolving Credit Increase” and, together with the Incremental Term Loans, the “Incremental Loans”);

provided that (1) the total aggregate principal amount for all such Incremental Loan Commitments shall not (as of any date of incurrence thereof) exceed $~~190,000,000~~200,000,000 and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than thirty (30) days after the date on which such notice is delivered to Administrative Agent. The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent and, with respect to any Incremental Revolving Credit Commitment, the Issuing Lenders and the Swingline Lender, to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”). Any Lender or any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment. Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(A) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Loan Commitment and (2) the making of any Incremental Loans on such Increased Amount Date pursuant thereto;

(B) each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;

~~(C) (1) in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Joinder Agreement):~~

~~(x) such Incremental Term Loan shall constitute an increase to the principal amount of an existing Term Loan with a maturity date equal to the Term Loan Maturity Date;~~

~~(y) any outstanding Term Loans will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Lenders (including the Incremental Lenders providing such Incremental Term Loan) in accordance with their revised Term Loan Percentages (and the Lenders (including the Incremental Lenders providing such Incremental Loans) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 in connection with such reallocation as if such reallocation were a repayment); and~~

~~(z) all of the terms and conditions applicable to such Incremental Term Loan shall be identical to the terms and conditions applicable to the Term Loans;~~

~~(2) in the case of each Incremental Revolving Credit Increase:~~

in the case of each Incremental Revolving Credit Increase: (y) the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Revolving Credit Commitment Percentages (and the Lenders (including the Incremental Lenders providing such Incremental Loans) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 in connection with such reallocation as if such reallocation were a repayment); and

(C) (z) all of the terms and conditions applicable to such Incremental Revolving Credit Increase shall be identical to the terms and conditions applicable to the Revolving Credit Loans.

(D) such Incremental Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 4.13); and

(E) the Borrower shall deliver or cause to be delivered any other documents (including resolutions of its board of directors or other governing body approving and authorizing such Incremental Loan Commitment and Incremental Loans) reasonably requested by the Administrative Agent in connection with any such transaction.

(b) The Incremental Lenders shall be included in any determination of the Required Lenders and, unless otherwise agreed by such Incremental Lenders, the Required Lenders, the Administrative Agent and the Borrower, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.

(c) (i) On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

(ii) On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Revolving Credit Lender hereunder with respect to such Incremental Revolving Credit Commitment.

Section 4.14 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.2 and the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lender with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit ~~and Swingline Loans~~ issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or funded participations in Swingline Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Swingline Loans or Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Swingline Loans or Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 4.14(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.14.

(C) With respect to any letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (~~A) or (~~B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that ~~(x) the conditions set forth in Section   5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y)~~ such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and the Issuing Lenders agree in writing in their sole discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the Revolving Credit Facility (without giving effect to Section 4.14(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 4.15 ESG Amendment.

(a) After the Third Amendment Effective Date, the Borrower, in consultation with the Sustainability Structuring Agent, shall be entitled to either (i) establish specified Key Performance Indicators (“KPIs ”) with respect to certain Environmental, Social and Governance (“ESG” ) targets of the Borrower and its Subsidiaries or (ii) establish external ESG ratings (“ESG Ratings”) targets to be mutually agreed between the Borrower and the Sustainability Structuring Agent. The Sustainability Structuring Agent, the Borrower and the Required Lenders may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating either the KPIs or ESG Ratings and other related provisions (the “ESG Pricing Provisions”) into this Agreement. Upon effectiveness of any such ESG Amendment, based on either the Borrower’s performance against the KPIs or its obtainment of the target ESG Ratings, certain adjustments to the Commitment Fee and Applicable Margin (including any resulting letter of credit commissions) may be made; provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in an increase or decrease of more than (A) 0.01% point in the Commitment Fee and/or (B) 0.05% in the Applicable Margin (including any resulting letter of credit commission) and such adjustments shall not be cumulative year-over-year. If KPIs are utilized, the pricing adjustments will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles (as published from time to time by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) or with precedent Sustainability Linked Loans in the syndicated loan market at the time of the ESG Amendment and is to be agreed between the Borrower and the Sustainability Structuring Agent (each acting reasonably). Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions which does not have the effect of reducing the Commitment Fee or Applicable Margin (including any resulting letter of credit commission) to a level not otherwise permitted by this paragraph shall be subject only to the consent of the Required Lenders.

(b) The Sustainability Structuring Agent will (i) assist the Borrower in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrower in preparing informational materials focused on ESG targets to be used in connection with the ESG Amendment, in each case, based upon the information provided by the Borrower with respect to the applicable KPIs or ESG Ratings targets selected in accordance with Section 4.15(a). Each party hereto agrees that neither the Administrative Agent nor the Sustainability Structuring Agent (x) makes any assurances with regard to environmental or social impact and sustainability performance or that the characteristics of the relevant KPI metrics (including any environmental, social and sustainability criteria or any computation methodology) meet any industry standards for sustainability-linked credit facilities, (y) shall have any duty (or liability in respect of) to ascertain, inquire into or otherwise independently verify any such information, and (z) shall have any responsibility for (or be liable for) the completeness or accuracy of any such information.

ARTICLE V

CONDITIONS OF EFFECTIVENESS AND BORROWING

Section 5.1 [Intentionally omitted].

~~Section 5.1 Conditions to Effectiveness and Initial Extensions of Credit. The effectiveness of this Agreement and the obligation of the Lenders to make the initial Loan or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:~~

~~(a) Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Swingline Note in favor of the~~

~~Swingline Lender (if requested thereby), a Term Loan Note in favor of each Term Loan Lender requesting a Term Loan Note, the Subsidiary Guaranty Agreement and a reaffirmation of the other Security Documents, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto and shall be in full force and effect.~~

~~(b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:~~

~~(i) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, or, for Credit Parties other than the Borrower, a certification that such articles or certificate of incorporation or formation have not been amended, restated, or modified since a true, correct and complete copy was last delivered to the Administrative Agent and by a Responsible Officer of such Credit Party, (B) the bylaws or other governing document of such Credit Party as in effect on the Restatement Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.1(b)(ii).~~

~~(ii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business.~~

~~(iii) Opinions of Counsel. Favorable opinions of internal and external United States counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall request and which opinion shall permit reliance by successors and permitted assigns of each of the Administrative Agent and the Lenders.~~

~~(c) Collateral.~~

~~(i) Pledged Collateral. The Administrative Agent shall have received original stock certificates or other certificates evidencing the Capital Stock of first tier Foreign Subsidiaries pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof.~~

~~(ii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against each Credit Party signatory to the Collateral Agreement under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).~~

~~(d) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and no action shall have been taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.~~

~~(e) Payment at Closing. The Borrower shall have paid (A) to the Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder and (B) all fees, charges and disbursements of counsel to the Administrative Agent and Wells Fargo Securities, LLC (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Restatement Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).~~

~~(f) Miscellaneous.~~

~~(i) PATRIOT Act. The Borrower and each of the Subsidiary Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations.~~

~~(ii) Departing Lender Consent. Each applicable “Lender” as defined in the Existing Credit Agreement that will not be a Lender under this Agreement on the Restatement Closing Date shall deliver to the Administrative Agent a departing Lender consent.~~

~~(iii) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.~~

Section 5.2 Conditions to All Extensions of Credit. The obligations of the Lenders to make any Loan or participate in any Swingline Loan or Letter of Credit (including the initial Extension of Credit), and of any Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:

(a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct in all material respects on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.

(b) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c) Notices. The Administrative Agent shall have received a Notice of Borrowing or Letter of Credit Application from the Borrower in accordance with Section 2.4(a) or Section 3.2(a), as applicable.

(d) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lenders shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES ~~OF THE CREDIT PARTIES~~

In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, ~~in each case after giving effect to the Transaction,~~ all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit.

Section 6.1 Corporate Organization and Power. The Borrower is a corporation, duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation; it has all necessary corporate power to own its property and to carry on its business as now being conducted; and it is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified, or to be in good standing, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.2 Subsidiaries. Schedule 6.2 (as updated from time to time pursuant to Section 7.1(g)) identifies each Subsidiary, the jurisdiction of its ~~incorporation~~organization, the percentage of issued and outstanding shares of each class of its capital stock owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. Each Subsidiary is a corporation, ~~duly incorporated~~limited liability company or other legal entity, duly organized and validly existing in good standing under the laws of the jurisdiction of its ~~incorporation~~organization, has all necessary corporate or other organizational power to own its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the character of its properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except (a) where the failure to be so qualified, or to be in good standing, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (b) for any inactive Subsidiary which the Borrower intends to dissolve in accordance with Section 8.1 hereof. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. All such shares owned by the Borrower or any Subsidiary thereof are owned beneficially and of record, free of any Lien.

Section 6.3 Corporate Authority. Each of the Borrower and each of its Subsidiaries has all necessary corporate or other organizational power and authority to execute and deliver, and to incur and perform its obligations under, each of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate or other organizational action. No consent or approval of stockholders (or other applicable holders of the Equity Interests) is required as a condition to the validity or performance of, or the exercise by the Administrative Agent or the Lenders of any of their rights or remedies under, any Loan Document.

Section 6.4 Authorizations. All authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from any Governmental Authority or other Person necessary for the execution, delivery and performance by the Borrower or any Subsidiary of, and the incurrence and performance of each of its obligations under, each of the ~~Credit~~Loan Documents, and the exercise by the Administrative Agent and the Lenders of their remedies under each of the Loan Documents have been effected or obtained and are in full force and effect.

Section 6.5 Binding Obligation. Each of the Loan Documents to which the Borrower is a party (other than the Notes) constitutes and, when issued in accordance with the terms hereof, each Note will constitute, the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Each of the Loan Documents to which any Subsidiary is a party constitutes the valid and legally binding obligation of such Subsidiary, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 6.6 Litigation; Labor Controversies. Except as described in Schedule 6.6 and updated through Section 7.11, there are no proceedings or investigations now pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any Governmental Authority which (i) relate to this Agreement or any other Loan Document or (ii) individually or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 6.6, there are no labor controversies pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.7 No Conflicts. There is no law, regulation, rule, order or judgment, and no provision of any material agreement or instrument binding upon the Borrower or any Subsidiary, or affecting their properties, no provision of the certificate of incorporation or by-laws (or similar constitutive instruments) of the Borrower or any Subsidiary and no provision of any Contractual Obligation to which the Borrower or any Subsidiary is a party, that would prohibit, conflict with or in any way impair the execution or delivery of, or the incurrence or performance of any obligations of the Borrower under, any Loan Document, or result in or require the creation or imposition of any Lien on any property of the Borrower or any Subsidiary as a consequence of the execution, delivery and performance of any Loan Document.

Section 6.8 Financial Condition.

(a) The Consolidated balance sheet of the Borrower as of ~~March 2~~February 26, ~~2019~~2022, together with Consolidated statements of income, retained earnings, paid-in capital and surplus and cash flows for the Fiscal Year then ended, audited and reported upon by the Borrower’s outside independent certified public accounting firm, previously delivered to the Administrative Agent and the Lenders, fairly present the Consolidated financial condition, Consolidated results of operations and transactions in surplus accounts of the Borrower as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied throughout the period involved, subject to normal year-end adjustments and the absence of footnotes. There are no material liabilities (whether known or unknown, direct or indirect, fixed or contingent, and of any nature whatsoever) of the Borrower or any Subsidiary as of the date of each such balance sheet that are not reflected therein or, as applicable, in the notes thereto.

(b) No Default or Event of Default has occurred and is continuing. There has been no material adverse change in the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower and the Subsidiaries, taken as a whole, since ~~March 2~~February 26, ~~2019~~2022.

Section 6.9 Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns, and all other tax returns, required to be filed and have paid all taxes, assessments and governmental charges or levies due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, assessments and governmental charges or levies, which liens or claims could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for any taxes or other governmental charges are adequate.

Section 6.10 Margin Stock; Use of Proceeds. Neither the Borrower nor any Subsidiary is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. The proceeds of the Loans and Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 7.12. Following the application of the proceeds of each Extension of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 8.2 or Section 8.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness in excess of $7,500,000 will be “margin stock”.

Section 6.11 Compliance with ERISA. With respect to each Plan, the Borrower and each other member of the ERISA Group are in compliance in all material respects with ERISA and with the Code to the extent applicable to it, and with respect to each Pension Plan, the Borrower and each other member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and Sections 412 and 430 of the Code. Neither the Borrower nor any other member of the ERISA Group has filed an application for a waiver of the minimum funding standard with respect to any Pension Plan, failed to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan, or failed to make any required contribution to a Multiemployer Plan. Neither the Borrower nor any other member of the ERISA Group has incurred or is likely to incur any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities for any post-retirement benefits under any Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA. No Pension Plan has incurred a “reportable event” as defined in Section 4043 of ERISA, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, as a result of which either the Borrower or any Subsidiary is expected to incur a material liability. Neither the Borrower nor any member of the ERISA Group has incurred or is likely to incur any material withdrawal liability under a Multiemployer Plan. Neither the Borrower nor any member of the ERISA Group has received notice from the PBGC or a plan administrator of an intent to terminate a Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA. No trustee has been appointed to administer any Multiemployer Plan under Section 4042 of ERISA, and no Multiemployer Plan has provided notice to the Borrower or any member of the ERISA Group that (i) it is, or is expected to become, insolvent within the meaning of Title IV of ERISA, as a result of which either the Borrower or any Subsidiary is expected to incur a material liability, or (ii) it is, or is expected to become, in endangered or critical status under ERISA and that in either case such status could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any member of the ERISA Group has received any notice from a Multiemployer Plan with respect to any matter or circumstance that could reasonably be expected to have a Material Adverse Effect or incurred any material liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan. As of the ~~Restatement Closing~~Third Amendment Effective Date the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

Section 6.12 Not an Investment Company. Neither the Borrower nor any Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any foreign, federal, state or local statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

Section 6.13 Properties. The Borrower and the Subsidiaries each has good and marketable title to, or valid leasehold interests in, all of its respective properties and assets that are reflected on the Consolidated balance sheet of the Borrower as of the most recent date, except for such immaterial properties and assets as have been disposed of in the ordinary course of business and except for minor defects in title that do not interfere with the ability of the Borrower or any Subsidiary to conduct its business as now conducted. All such assets and properties are so owned or held free and clear of all Liens, except Permitted Liens.

Section 6.14 Compliance with Laws. The Borrower and each of its Subsidiaries has all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated, except to the extent failure to have the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries is in material compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities except for any such law, regulation, ordinance or order which, the failure to comply therewith, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.15 Environmental Protection. Except as disclosed in Schedule 6.15, the Borrower and each of its Subsidiaries and all real property owned, leased or operated by the Borrower or any Subsidiary are in compliance with all applicable Environmental Laws and Environmental Permits, except for any noncompliance which would not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries have all required Environmental Permits, except where the failure to obtain an Environmental Permit would not reasonably be expected to have a Material Adverse Effect, and no revocation of any Environmental Permit is pending or, to Borrower’s knowledge, threatened. Neither the Borrower nor any Subsidiary has caused or suffered to occur any Release of any Hazardous Substance into the environment and there is no Release of Hazardous Substances on any real property owned, leased or operated by the Borrower or any Subsidiary, except in each case for (a) permitted Releases under any Environmental Laws or Environmental Permit issued to the Borrower or any Subsidiary or (b) Releases that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or to result in any violations of any Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as disclosed in Schedule 6.15, neither the Borrower nor any Subsidiary has caused or suffered to occur any condition on any of their property that could give rise to the imposition of any Lien under Environmental Laws which would reasonably be expected to have a Material Adverse Effect. There are no Environmental Claims pending, or to the knowledge of the Borrower or any Subsidiary, threatened against the Borrower or any Subsidiary which would in any such case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.16 Insurance. All of the properties and operations of the Borrower and each Subsidiary of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and the Borrower and the Subsidiaries carry, with such insurers in customary amounts, such other insurance, including larceny, embezzlement or other criminal misappropriation insurance and business interruption insurance, as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated.

Section 6.17 No Burdensome Restrictions; Compliance with Agreements. Neither the Borrower nor any Subsidiary is (a) subject to any law, regulation, rule or order that (individually or in the aggregate) materially and adversely affects the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries taken as a whole or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.18 Full Disclosure. All information relating to the Borrower or its Subsidiaries delivered in writing to the Administrative Agent or any Lender in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents is true and complete in all material respects. There is no material fact of which the Borrower is aware which, individually or in the aggregate, could reasonably be expected to influence adversely any Lender’s credit analysis relating to the Borrower and its Subsidiaries which has not been disclosed to the Lenders in writing.

Section 6.19 Solvency. The Borrower, both individually and taken as a whole together with its Subsidiaries, is Solvent.

Section 6.20 Anti-Corruption Laws, Anti-Money Laundering Loans and Sanctions.

(a) None of (i) the Borrower, any Subsidiary, any of their respective directors, officers, or, to the knowledge of the Borrower or such Subsidiary, any of their respective employees or Affiliates, or (ii) or, to the knowledge of the Borrower or such Subsidiary, without inquiry, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Revolving Credit Facility or the Incremental Term Loans, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, (D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (E) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(b) Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(c) Each of the Borrower and its Subsidiaries, each director, officer, and to the knowledge of Borrower, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(d) No proceeds of any Extension of Credit have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees in violation of Section 7.12(b).

Section 6.21 Intellectual Property Matters. The Borrower and its Subsidiaries own or possess rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct their businesses. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Subsidiary is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, which in any such case could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

Section 6.22 Survival. All representations and warranties made by the Borrower in this Agreement, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, shall (i) be considered to have been relied upon by the Administrative Agent and the Lenders, (ii) survive the making of Loans and the issuance of Letters of Credit regardless of any investigation made by, or on behalf of, the Administrative Agent or any of the Lenders, and (iii) continue in full force and effect as long as the Revolving Credit Commitments have not been terminated and, thereafter, so long as any Loan, L/C Obligation, Commitment Fee, Letter of Credit fees or other amount payable under any Loan Document remains unpaid.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that on and after the Restatement Closing Date and until the Revolving Credit Commitment and all Letters of Credit have terminated and all other Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, it will:

Section 7.1 Financial Statements; Compliance Certificates. Furnish to the Lenders:

(a) as soon as available, but in no event more than 45 days following the end of each of the first three quarters of each Fiscal Year, copies of the Borrower’s Quarterly Report on Form 10-Q being filed with the SEC, which shall include a Consolidated balance sheet and Consolidated income statement of the Borrower and the Subsidiaries for such quarter;

(b) as soon as available, but in no event more than 90 days following the end of each Fiscal Year, a copy of the Borrower’s Annual Report on Form 10-K being filed with the SEC, which shall include the Consolidated financial statements of the Borrower and the Subsidiaries, together with an audit report thereon by the Borrower’s outside independent certified public accounting firm (or another firm of independent certified public accountants reasonably satisfactory to the Lenders), for such year;

(c) together with each report delivered pursuant to Sections 7.1(a) and (b), a Compliance Certificate stating whether, as of the last date of the financial statements included in such report, any event occurred or circumstance existed which, individually or in the aggregate, constituted a Default or Event of Default (and, if so, detailing the facts with respect thereto) and whether the Borrower was in compliance with the covenants set forth in Section 8.11, together with calculations to (i) establish the Borrower’s compliance with such covenants and (ii) evidence the Pricing Level used to determine the Applicable Margin;

(d) promptly upon the filing by the Borrower with the SEC or any national securities exchange of any registration statement (other than a registration statement on Form S-8 or an equivalent form) or regular periodic report (other than the reports referred to in Sections 7.1(a) and (b)), notification of such filing; and, at the request of the Administrative Agent or any Lender, the Borrower shall deliver to the Administrative Agent or such Lender a copy of such filing (excluding exhibits);

(e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(f) within five Business Days of any Responsible Officer of the Borrower obtaining knowledge of any Default or Event of Default, a certificate of a Responsible Officer of the Borrower stating that such certificate is a “Notice of Default” and setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(g) quarterly, an update to Schedule 6.2 hereto, to the extent required;

(h) promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable Anti-Money Laundering Laws (including, without limitation, any applicable “know your customer” rules and regulations and the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender; and

(i) such additional information, reports or statements, regarding the business, financial condition or results of operations of the Borrower and its Subsidiaries, as the Administrative Agent or any of the Lenders from time to time may reasonably request.

If any Subsidiary of the Borrower files on behalf of itself with the SEC any of the documents described in Sections 7.1(a) through 7.1(e) above, the Borrower or such Subsidiary will furnish such documents to the Lenders in accordance with those Sections. Any information or document that is required to be furnished by the preceding sentence or Sections 7.1(a) through 7.1(e) above and that is filed with the SEC via the EDGAR filing system shall be deemed to be furnished so long as the Borrower provides to the Administrative Agent electronic or written notice of the posting of such information or document.

Section 7.2 Corporate Existence. Except as permitted by Section 8.1, maintain, and cause each Subsidiary to maintain, its corporate existence in good standing and to qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 7.3 Conduct of Business. Preserve, renew and keep in full force and effect, and cause each Subsidiary to preserve, renew and keep in full force and effect, all its franchises and licenses necessary or desirable in the normal conduct of its business and the loss of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and comply, and cause each Subsidiary to comply, with all applicable laws, orders, rules and regulations of all Governmental Authorities the failure with which so to comply, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 7.4 Authorizations. Obtain, make and keep in full force and effect, and cause each of its Subsidiaries to obtain, make and keep in full force and effect, all authorizations from and registrations with Governmental Authorities required for the validity or enforceability of the Loan Documents.

Section 7.5 Taxes. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, except to the extent that (i) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Borrower or such Subsidiary, as the case may be, (ii) unless the amount thereof is not material to the Borrower’s Consolidated financial condition, adequate reserves are maintained (in accordance with GAAP) by the Borrower or such Subsidiary, as the case may be, with respect thereto, and (iii) any failure to pay and discharge such taxes, assessments and governmental charges could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 7.6 Insurance. Maintain, and cause each Subsidiary to maintain, insurance with reputable insurance companies against such risks, of such types (including general liability, larceny, embezzlement or other criminal misappropriation insurance), on such properties and in such amounts as is customarily maintained by similar businesses similarly situated; and file and cause each Subsidiary to file with the Administrative Agent upon its request or the request of any Lender a detailed list of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 7.7 Inspection. Upon reasonable notice, permit, and cause each Subsidiary to permit, the Administrative Agent and the Lenders to have one or more of their officers and employees, or any other Person or Persons designated by the Administrative Agent or the Lenders, reasonable access, prior to the occurrence and continuance of any Default or Event of Default, at the expense of the Administrative Agent and the Lenders and at any time a Default or Event of Default has occurred and is continuing, at the Borrower’s expense, to any of the properties of the Borrower and the Subsidiaries and to examine the minute books, books of account and other records of the Borrower and the Subsidiaries, and discuss their affairs, finances and accounts with their officers and with the Borrower’s independent accountants, during normal business hours and at such other reasonable times, for the purpose of monitoring the Borrower’s and Subsidiaries’ compliance with their obligations under the Loan Documents; provided, however, that except upon the occurrence and during the continuance of any Default or Event of Default, not more than one such set of visits and inspections may be conducted each calendar year.

Section 7.8 Maintenance of Records. For the Borrower and each of its Subsidiaries (i) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books reserves with respect to all taxes, assessments, charges, reviews and claims; and (iii) on a current basis, set up on its books, from its earnings, appropriate reserves against doubtful accounts receivable, advances and investments and all other proper reserves (including by reason of enumeration, reserves for premiums, if any, due on required prepayments and reserves for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this Section 7.8 shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the independent auditors regularly engaged by the Borrower.

Section 7.9 Maintenance of Property. Maintain, keep and preserve and cause each Subsidiary to maintain, keep and preserve all of its properties in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, and improvements thereto, except to the extent that any failure so to maintain, keep and preserve such properties, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 7.10 ERISA. Furnish to the Lenders:

(a) within ten days after a Responsible Officer of the Borrower learns that any “reportable event” (as defined in Section 4043(c) of ERISA), other than a reportable event for which the 30-day notice requirement has been waived by the PBGC, has occurred with respect to a Pension Plan as a result of which the Borrower or any subsidiary is expected to incur a material liability, a statement setting forth details as to such reportable event and the action proposed to be taken with respect thereto;

(b) within ten days after receipt thereof, a copy of any notice that any member of the ERISA Group may receive from the PBGC relating to the intention of the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Plan;

(c) within ten days after filing with any affected party (as such term is defined in Section 4001 of ERISA) of a notice of intent to terminate a Pension Plan, a copy of such notice and a statement setting forth the details of such termination, including the amount of liability, if any, of any member of the ERISA Group under Title IV of ERISA;

(d) within ten days after the adoption of an amendment to a Pension Plan if, after giving effect to such amendment, the Pension Plan is a plan described in Section 4021(b) of ERISA, a statement setting forth the details thereof;

(e) within 30 days after withdrawal from a Pension Plan during a plan year for which any member of the ERISA Group could be subject to liability under Section 4063 or 4064 of ERISA, a statement setting forth the details thereof, including the amount of such liability;

(f) within 30 days after cessation of operations by any member of the ERISA Group at a facility under the circumstances described in Section 4062(e) of ERISA, a statement setting forth the details thereof, including the amount of liability of the Borrower or another member of the ERISA Group under Title IV of ERISA;

(g) within ten days after adoption of an amendment to a Pension Plan which would require security to be given to the Pension Plan pursuant to Section 436(f)(1) of the Code, a statement setting forth the details thereof, including the amount of such security;

(h) within ten days after failure by any member of the ERISA Group to make payment to a Pension Plan which would give rise to a lien in favor of the Plan under Section 303(k) of ERISA or Section 430(k) of the Code, a statement setting forth the details thereof, including the amount of such lien;

(i) within ten days after the due date for paying any minimum contribution to any Pension Plan, pursuant to Section 430(j) of the Code, or the receipt of a notice of failure to make a required installment or other payment with respect to a Pension Plan or a Multiemployer Plan, a statement setting forth details as to such failure and the action proposed to be taken with respect thereto; and

(j) within 30 days after receipt by any member of the ERISA Group from the sponsor of a Multiemployer Plan of any notice concerning the imposition of withdrawal liability or the endangered status, critical status, termination or ~~reorganization~~insolvency of a Multiemployer Plan, as a result of which the Borrower or any Subsidiary is expected to incur a material liability, a copy of such notice.

Section 7.11 Notice of Defaults and Adverse Developments. Promptly notify the Administrative Agent upon the discovery by any Responsible Officer of the Borrower of the occurrence of (i) any event, development or circumstance whereby the financial statements most recently furnished to the Administrative Agent or any of the Lenders fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operating results of the Borrower and the Subsidiaries as of the date of such financial statements; (ii) any litigation or proceedings that are instituted or threatened (to the knowledge of the Borrower) against the Borrower or any Subsidiary or any of their respective assets that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) any event, development or circumstance which, individually or in the aggregate, could reasonably be expected to result in an event of default (or, with the giving of notice or lapse of time or both, an event of default) under any Indebtedness and the amount thereof, provided that such notice need only be given for an item of Indebtedness greater than $100,000 and must be given within 30 calendar days of such event, development or circumstance; and (iv) any other development in the business or affairs of the Borrower or any Subsidiary if the effect thereof would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; in each case describing the nature thereof and the action the Borrower proposes to take with respect thereto. Upon receipt, the Administrative Agent shall promptly advise each Lender of the contents of any such notice.

Section 7.12 Use of Proceeds.

(a) Use each Loan, and the credit provided by Letters of Credit, only (A) for working capital requirements ~~and~~, (B) to refinance the term loan outstanding immediately prior to the Third Amendment Effective Date under this Agreement, and (C) for general corporate purposes, including Capital Expenditures and permitted Investments. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 8.2 hereof will be margin stock (within the meaning of the Margin Regulations).

(b) The Borrower will not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit, directly or indirectly, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.13 Environmental Matters. (i) Comply, and cause each Subsidiary to comply, in all material respects with all applicable Environmental Laws and Environmental Permits, (ii) notify the Administrative Agent promptly after becoming aware of any material Environmental Claim, or any fact or circumstance that would reasonably be expected to result in a material Environmental Claim, with respect to the Borrower’s or any Subsidiaries’ properties or facilities, that is not disclosed in Schedule 6.15, and (iii) diligently investigate and remediate any Release of Hazardous Substances on any real property leased, owned or operated by the Borrower or any Subsidiary, in each case to the extent required by the Borrower or any Subsidiary for compliance with Environmental Laws.

Section 7.14 Additional Subsidiaries.

(a) Notify the Administrative Agent within five (5) Business Days after any determination that, as of the last day of any Fiscal Quarter, the total assets and sales of the then existing Material Subsidiaries accounted for less than 80% of the Borrower’s domestic consolidated assets and sales, in which case the Borrower shall cause one or more Domestic Subsidiaries which are not then Material Subsidiaries to be characterized as a Material Subsidiary and promptly thereafter (and in any event within forty-five (45) days after such determination), cause such Person to (i) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) deliver to the Administrative Agent such documents and certificates ~~referred to in Section 5.1~~ as may be reasonably requested by the Administrative Agent, (iii) deliver to the Administrative Agent such updates to the Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and (iv) deliver to the Administrative Agent such other documents and instruments as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) [Intentionally omitted].

Section 7.15 Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. ~~The Borrower will~~ (a)  ~~maintain~~Maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and (b) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Section 7.16 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents. Upon the exercise by the Administrative

Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower and its Subsidiaries will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain for such governmental consent, approval, recording, qualification or authorization.

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that on and after the Restatement Closing Date and until the Revolving Credit Commitment and all Letters of Credit have terminated and all other Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, it will not:

Section 8.1 Mergers, Consolidations and Sales of Assets. Be a party to any merger, consolidation or share exchange, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets or Property, including any disposition of assets or Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable, or permit any Subsidiary so to do; provided, however, that, subject to compliance with the other negative covenants in this Article VIII, this Section 8.1 shall not apply to, nor operate to prevent, (i) the Borrower being a party to any merger where the Borrower is the surviving Person if, after giving effect to such merger, no Default or Event of Default would then exist, (ii) any Subsidiary (A) merging into the Borrower, (B) being a party to any merger which does not involve the Borrower where such Subsidiary is the surviving Person or (C) being party to any merger in connection with any disposition otherwise permitted pursuant to this Section 8.1, if, after giving effect to such merger, no Default or Event of Default would then exist, (iii) the Borrower or any Subsidiary from selling its inventory in the ordinary course of its business, (iv) any dissolution of an inactive Subsidiary that would not have a Material Adverse Effect, if, after giving effect to such dissolution, no Default or Event of Default would then exist, and (v) any Like-Kind Exchange. For the purpose of this Section 8.1, a “substantial” amount or part of the assets of the Borrower shall mean a limitation of not greater than 10% (excluding Like-Kind Exchanges) of the total Consolidated assets of the Borrower per Fiscal Year over all transactions during that year (computed based upon the total Consolidated assets of the Borrower set forth on the Consolidated balance sheet of Borrower prepared as of the last day of the previous Fiscal Year). The consideration paid for any assets or Property in any sale, transfer, lease or other disposition of assets or Property permitted by this Section 8.1: (y) must be equal to the Fair Market Value for such assets or Property and (z) must be at least 75% in the form of cash or Cash Equivalents and Short Term Investments.

Section 8.2 Liens. Create, incur, assume or suffer to exist any Lien, or permit any Subsidiary so to do, upon or in any of its Property or assets, whether now owned or hereafter acquired, except the following Liens (collectively, “Permitted Liens”):

(a) Liens arising by operation of law in connection with worker’s compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which the Borrower or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made or surety bonds or other obligations of like nature (which for the purposes of this Agreement shall include letters of credit in the nature of a surety bond) required to be obtained in the ordinary course of business in connection with any of the foregoing; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

(b) Mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) securing obligations not due or, if due, being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

(c) Liens for taxes or assessments or other government charges or levies on the Borrower or any Subsidiary of the Borrower or their respective Properties, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

(d) Liens arising out of judgments or awards against the Borrower or any Subsidiary of the Borrower, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $35,000,000 at any time outstanding;

(e) Liens upon any Property acquired by the Borrower or any Subsidiary of the Borrower to secure any Indebtedness of the Borrower or any Subsidiary incurred at the time of the acquisition of such Property to finance the purchase price of such Property (excluding Liens otherwise permitted pursuant to Sections 8.2(g), 8.2(h) or 8.2(i) below), provided that any such Lien shall apply only to the Property that was so acquired and the aggregate principal amount of Indebtedness secured by such Liens shall not exceed $75,000,000 at any time outstanding;

(f) Survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Borrower and any Subsidiary of the Borrower or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower or any Subsidiary of the Borrower;

(g) Liens (including any mortgages or other Liens on Real Property) listed in Schedule 8.2 hereto;

(h) Liens securing Indebtedness of a Subsidiary of the Borrower incurred in connection with the acquisition or construction of Property of such Subsidiary; provided that such Lien is limited to the Property being financed by such Indebtedness and any revenues of such Subsidiary directly attributable to such Property; and provided, further, that the Indebtedness secured by such Lien is non-recourse to the Borrower and its Subsidiaries;

(i) Liens upon personal property resulting from the sale by the Borrower or any Subsidiary of Property and the leasing of the same or similar property from the purchaser thereof (or a subsequent purchaser or lessee), provided that any sale/leaseback transaction complies with the other negative covenants contained in Article VIII;

(j) Liens existing upon any Property or assets acquired by the Borrower or a Subsidiary of the Borrower, or upon Property or assets of a Person acquired by the Borrower or a Subsidiary, that as a result of such acquisition becomes a Subsidiary, provided that such Liens (A) are only on the assets or Property so acquired by the Borrower or a Subsidiary or of such acquired Person and (B) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed $85,000,000 in the aggregate at any one time outstanding;

(k) Liens securing Indebtedness existing or incurred in connection with industrial revenue bonds or industrial development bonds, as permitted by Section 8.3, provided such Liens are limited to Liens on the capital assets that have been acquired or construction of which has been financed by the proceeds of such industrial revenue bonds or industrial development bonds;

(l) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (e), (g), (h), (i) and (j), inclusive, provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of any extension, renewal or refinancing, and that such extension, renewal or refinancing shall be limited to the Property which was subject to the Lien so extended, renewed or refinanced;

(m) Liens, if any, securing obligations under the Loan Documents;

(n) Liens on cash of the Borrower securing reimbursement obligations in respect of letters of credit described on Schedule 8.3 or issued pursuant to Section 8.3(g);

(o) Liens securing Indebtedness permitted pursuant to Sections 8.3(h), (i) and (j) on the assets of the borrower of such Indebtedness; and

(p) Other Liens, provided that the aggregate principal amount of Indebtedness secured by such other Liens does not exceed the greater of (i) $50,000,000 and (ii) an amount equal to 10% of the Net Worth of the Borrower at the time such Lien is created (computed based upon the Net Worth of the Borrower set forth on the Consolidated balance sheet of Borrower prepared as of the last day of the most recent Fiscal Quarter for which Borrower’s financial statements have been delivered hereunder).

Notwithstanding the foregoing, the Borrower shall not create, incur, assume or suffer to exist any Lien, or permit any Subsidiary to do so, upon or in any interest in any Real Property held by it, whether now owned or hereafter acquired, except for Liens permitted pursuant to paragraphs (b), (c), (d), (e), (f), (g), (h), (j) and (l) (except for any Liens granted in the first instance pursuant to clause (i)) above.

Section 8.3 Indebtedness. Create, incur, assume, suffer to exist, Guaranty or become or remain contingently liable for any Indebtedness, or permit any Subsidiary so to do, except:

(a) Indebtedness owing to the Administrative Agent and one or more Lenders under the Loan Documents;

(b) Indebtedness of the Borrower which, when in place, will not cause the Borrower to be in violation of the covenants contained in Section 8.11;

(c) Indebtedness of Subsidiaries secured by Liens permitted pursuant to Sections 8.2(e), 8.2(g), 8.2(h), 8.2(i) (but only to the extent such sale and leaseback transactions are Capital Lease Obligations), 8.2(j) or 8.2(k) (and Section 8.2(l) to the extent applicable to the Liens securing Indebtedness permitted by this Section 8.3(c)) which, when in place, will not cause the Borrower to be in violation of such Sections or of the covenants contained in Section 8.11;

(d) (A) Indebtedness of Subsidiaries of the Borrower in an aggregate outstanding amount for all Subsidiaries at any time not to exceed the greater of (i) $100,000,000 and (ii) an amount equal to 20% of the Net Worth of the Borrower at the time such Indebtedness is incurred (computed based upon the Net Worth of the Borrower set forth on the Consolidated balance sheet of Borrower prepared as of the last day of most recent Fiscal Quarter for which Borrower’s financial statements have been delivered hereunder), less any secured Indebtedness outstanding under Section 8.2(p), (B) Indebtedness of Subsidiaries of the Borrower to the Borrower, (C) Indebtedness of Subsidiaries of the Borrower consisting of any surety bond or other obligations of like nature, provided that such Indebtedness shall be permitted pursuant to this Section 8.3(d) only (x) with respect to the portion of such surety bond or other obligation as to which no demand or unreimbursed drawing has been made, (y) if such surety bond or other obligation has been provided in the ordinary course of such Subsidiaries’ business and (z) if such Indebtedness, when in place, will not cause the Borrower to be in violation of the Financial Covenants, and (D) Indebtedness of Subsidiaries of the Borrower consisting of industrial revenue bonds or obligations of like nature, if such Indebtedness, when in place, will not cause the Borrower to be in violation of the Financial Covenants;

(e) Indebtedness described in clause (i) of the second proviso in Section 8.4(j) hereof;

(f) Existing Indebtedness listed in Schedule 8.3 hereto;

(g) Indebtedness of the Borrower in respect of letters of credit issued by one or more Lenders (other than Letters of Credit);

(h) Indebtedness of a Canadian Subsidiary in connection with a local line of credit in an amount not to exceed $40,000,000 (or the Canadian Dollar equivalent) at the time of the incurrence of such Indebtedness in the aggregate outstanding at any time (which for the purposes of compliance with this Section 8.3(h) shall exclude fluctuations in the exchange rate between Dollars and Canadian Dollars);

(i) Indebtedness incurred by the Borrower or any Subsidiary thereof in connection with new market tax credit financing, including the Indebtedness described on Schedule 8.3 hereto, with an aggregate principal amount not to exceed $30,000,000 at any time outstanding, with the documentation thereof to be in form and substance satisfactory to the Administrative Agent; and

(j) Indebtedness arising in connection with any Secured Hedge Agreement.

Section 8.4 Investments, Acquisitions, Loans, Advances and Guaranties. Directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business or any other Person or division thereof, or Guaranty or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing, being “Investments”), or permit any Subsidiary to do any of the foregoing; provided, however, that the foregoing provisions shall not apply to, nor operate to prevent:

(a) Investments in direct obligations of the United States ~~of America~~ or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States ~~of America~~, provided that any such obligation matures within one year from the date it is acquired by the Borrower or such Subsidiary;

(b) Investments in commercial paper rated P-2 by Moody’s ~~Investors Services, Inc.~~ or A-2 by ~~Standard & Poor’s Corporation~~S&P maturing within one year of its date of issuance;

(c) Investments in certificates of deposit issued by any Lender or any United States commercial bank having capital and surplus of not less than $500,000,000 maturing within one year from the date of issuance thereof or in banker’s acceptances endorsed by any Lender or other such commercial bank and maturing within six months of the date of acceptance;

(d) Investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

(e) Investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in Investments of the type described in the immediately preceding subsections (a), (b), (c) and (d) above;

(f) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

(g) endorsements of negotiable instruments for collection in the ordinary course of business;

(h) loans and advances to employees in the ordinary course of business for travel, relocation, and similar purposes;

(i) Permitted Acquisitions;

(j) joint venture related Investments in Persons that are not Subsidiaries and that will not upon the making of such Investment become Subsidiaries, in an amount not to exceed $75,000,000 in the aggregate for all such Investments made after the ~~Restatement Closing~~Third Amendment Effective Date; provided, that (i) no Default or Event of Default exists or would exist after giving effect to any such Investment and (ii) such Person is engaged in a line of business directly related to that of the Borrower;

(k) Investments consisting of performance bonds and letters of credit and other similar surety devices obtained to support, or in lieu of, performance bonds, in each case entered into in the ordinary course of business;

(l) Investments in Subsidiaries; provided, that if such Subsidiary is a Domestic Subsidiary, such Subsidiary has executed a Subsidiary Guaranty Agreement to the extent required by Section 7.14;

(m) Investments constituting Indebtedness incurred pursuant to Section 8.3; and

(n) other Investments in stock or other securities, provided that the aggregate amount of all such Investments made after the ~~Restatement Closing~~Third Amendment Effective Date does not exceed $20,000,000.

In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 8.4, investments and acquisitions shall always be valued at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be valued at the principal amount thereof then remaining unpaid, and guarantees shall be valued at the amount of obligations guaranteed thereby.

Section 8.5 Dividends and Purchase of Stock. Declare any dividends (other than dividends payable in capital stock of the Borrower) on any shares of any class of its capital stock, or apply any of its Property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower or permit any Subsidiary which is not a Wholly Owned Subsidiary so to do, or permit any Subsidiary to purchase or acquire any shares of any class of capital stock of the Borrower, unless, after giving effect to such action, there shall not have occurred any Default or Event of Default that is continuing.

Section 8.6 Use of Proceeds. Use the proceeds of Loans or Letters of Credit other than (i) for working capital requirements ~~and~~, (ii) to refinance the term loan outstanding immediately prior to the Third Amendment Effective Date under this Agreement, and (iii) for general corporate purposes, including Capital Expenditures and permitted Investments.

Section 8.7 Business Changes. Change the business or business purpose of the Borrower or of any Subsidiary, including making an acquisition or Investment that would have such effect, that could reasonably be expected to (i) result in a material change to the business activities or industry sector of the Borrower and its Subsidiaries or (ii) individually or in the aggregate, have a Material Adverse Effect.

Section 8.8 Transactions with Affiliates. Directly or indirectly enter into, or permit any Subsidiary to enter into, any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director or other Affiliate of the Borrower or any of its Subsidiaries, or (b) any Affiliate of any such officer, director or other Affiliate, other than:

(i) transactions permitted by Sections 8.1, 8.3, 8.4 and 8.5;

(ii) transactions between two or more Credit Parties;

(iii) transactions existing on the ~~Restatement Closing~~Third Amendment Effective Date and described in Schedule 8.8 hereto;

(iv) other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party, as determined in good faith by the Borrower;

(v) employment and severance arrangements (including stock option plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business;

(vi) payment of customary compensation and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries; and

(vii) subject to Section 8.4, transactions between the Borrower and its ~~Wholly-Owned~~Wholly Owned Subsidiaries and transactions between any two Wholly Owned Subsidiaries.

Section 8.9 Certain Accounting Changes; Organizational Documents. Change or permit any Subsidiary to change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP.

Section 8.10 No Further Negative Pledges; Restrictive Agreements.

(a) Enter into, assume or be subject to or permit any Subsidiary to enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.3(c) (provided, that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (iii) restrictions contained in the organizational documents of any Credit Party as of the Restatement Closing Date and (iv) restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien).

(b) Create or otherwise cause or suffer to exist or become effective or permit any Subsidiary to cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any the Borrower or any Subsidiary thereof to (i) pay dividends or make any other distributions to the Borrower or any Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Borrower or any Subsidiary Guarantor, (iii) make loans or advances to the Borrower or any Subsidiary Guarantor, (iv) sell, lease or transfer any of its properties or assets to the Borrower or any Subsidiary Guarantor or (v) act as a Guarantor pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extensions thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 8.3(c) (provided, that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 8.1) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto, (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (I) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business; (J) customary net worth provisions contained in real estate leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations; (K) restrictions in agreements in respect of Indebtedness permitted under Section  ~~8.03~~8.3 and incurred by a Subsidiary that is not a Credit Party, so long as such restrictions do not limit the activities of any Credit Parties; (L) restrictions on cash or other deposits imposed by customers of the Borrower and its Subsidiaries under contracts entered into in the ordinary course of business; or (M) restrictions contained in any receivables financing documentation with respect to any Subsidiary which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and/or its other Subsidiaries. For purposes of determining compliance with Section 8.10(b), the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common Equity Interests shall not be deemed a restriction on the ability to make distributions on an Equity Interest.

Section 8.11 Financial Covenants.

(a) Maximum Leverage Ratio. Permit its Leverage Ratio to exceed (i) 3.75 to 1.00 during an Acquisition Holiday and (ii) otherwise, 3.25 to 1.00, in each case, as of the last day of any Fiscal Quarter, for the period of four Fiscal Quarters ending on such date.

(b) Minimum Interest Coverage Ratio. Permit its Interest Coverage Ratio to be less than or equal to 3.00 to 1.00 as of the last day of any Fiscal Quarter, for the period of four Fiscal Quarters ending on such date.

ARTICLE IX

DEFAULT AND REMEDIES

Section 9.1 Events of Default. Each of the following specified events shall constitute an “Event of Default”:

(a) Payments. (i) The Borrower shall fail duly to pay any principal of any Loan or any L/C Obligations when due, whether at maturity, by notice of intention to prepay or otherwise, or (ii) the Borrower shall fail duly to pay any interest, fee or any other amount payable under the Loan Documents when due and the continuance thereof for three days.

(b) Covenants. (i) The Borrower shall fail duly to observe or perform any term, covenant, or agreement contained in Article VIII, or (ii) the Borrower shall fail duly to observe or perform any other term, covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after any Responsible Officer of the Borrower becomes aware of such failure.

(c) Representations, etc. Any representation or warranty made or deemed made by the Borrower or any Subsidiary in a Loan Document, or any statement or representation made in any certificate, report or opinion delivered by or on behalf of the Borrower or any Subsidiary in connection with a Loan Document, shall prove to have been false or misleading in any material respect when so made or deemed made.

(d) Default Under Other Agreements. The Borrower or any Subsidiary shall fail to pay any Indebtedness (other than obligations hereunder) in an amount of $35,000,000 or more when due or default shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount of $35,000,000 or more may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Indebtedness or a trustee therefor to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof.

(e) Bankruptcy, etc. (i) An involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency, reorganization or similar law or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of more than 60 days; or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect, or (ii) the Borrower or any Subsidiary shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or any of them shall consent to the entry of a decree or order for relief in respect of the Borrower or any such Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or any of them shall file a petition or answer or consent seeking reorganization or relief under any Applicable Law, or any of them shall consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or any such Subsidiary or any substantial part of their respective property, or any of them shall make an assignment for the benefit of creditors, or any of them shall admit in writing its inability to pay its debts generally as they become due, or the Borrower or any such Subsidiary shall take corporate action in furtherance of any such action.

(f) Judgments. One or more final judgments or orders for the payment of money against the Borrower or any Subsidiary or attachments against its property, (i) which in the aggregate exceed $35,000,000 (excluding amounts covered by reputable, independent third-party insurance as to which the insurer does not dispute coverage but agrees to make payment) or (ii) the operation or result of which, individually or in the aggregate, could be to interfere materially and adversely with the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of more than 30 days.

(g) ERISA. The Borrower or any other member of the ERISA Group shall fail to pay when due an amount or amounts which it shall have become liable to pay to the PBGC or to a Pension Plan or a Multiemployer Plan (including any withdrawal liability) in excess of $1,000,000; or notice of intent to terminate a Pension Plan or Pension Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a “Material Plan”) shall be filed by the Borrower or any Subsidiary or any other member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material

Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any other member of the ERISA Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated.

(h) Validity of Loan Documents. (i) The Borrower or any Subsidiary, or any Person acting on behalf of the Borrower or a Subsidiary, or any Governmental Authority challenges the validity of any Loan Document or the Borrower’s or a Subsidiary’s obligations thereunder or any Loan Document ceases to be in full force and effect or is modified other than in accordance with the terms thereof and hereof, or (ii) any court or governmental or regulatory authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which prohibits, enjoins or otherwise restricts, in a manner that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on any of the transactions contemplated under the Loan Documents.

(i) Change of Control. Any person or group of persons (within the meaning of Section 13 or 14 of the ~~Securities~~ Exchange Act ~~of 1934, as amended~~) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under ~~said~~the Exchange Act), or shall have acquired control, directly or indirectly, of 25% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals (i) who were directors of the Borrower on the first day of such period, or (ii) who were nominees of such directors, or (iii) whose nomination or election to the board of directors of the Borrower was approved by a majority of the individuals referred to in clauses (i) and (ii) above, shall cease to constitute a majority of the board of directors of the Borrower.

Section 9.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

~~(a) Acceleration; Termination of Revolving Credit Facility.~~

(a) ~~(i)~~ Acceleration; Termination of Revolving Credit Facility. Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Interest Rate Protection Agreements or Other Hedge Agreements), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Revolving Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 9.1(e), the Revolving Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding~~; and~~.

~~(ii) exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.~~

(b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time provide Cash Collateral in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations ~~on a pro rata basis~~in accordance with Section 9.4. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.

(c) Rights of Collection. Exercise on behalf of the ~~Lenders~~Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the ~~Borrower’s~~Secured Obligations.

Section 9.3 Rights and Remedies Cumulative; Non-Waiver; etc.

(a) The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.2 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.4 (subject to the terms of Section 4.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 4.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 9.4 Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 9.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received ~~by the Lenders upon the~~on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, each Issuing Lender in its capacity as such and the Swingline Lender in its capacity as such (ratably among the Administrative Agent, each Issuing Lender and Swingline Lender in proportion to the respective amounts described in this clause First payable to them);

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and Secured Hedge Obligations (including any termination payments and any accrued and unpaid interest thereon) (ratably among the Lenders and the counterparties to the Secured Hedge Obligations in proportion to the respective amounts described in this clause Fourth held by them);

Fifth, to the Administrative Agent for the account of each Issuing Lender, to Cash Collateralize any L/C Obligations then outstanding;

Sixth, to payment of that portion of the Secured Obligations constituting unpaid principal Secured Cash Management Obligations (ratably among the Lenders and the counterparties to the Secured Cash Management Agreements in proportion to the respective amounts described in this clause Sixth held by them); and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable counterparty to such Secured Cash Management Agreement or Secured Hedge Agreements. Each such counterparty not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X hereof for itself and its Affiliates as if a “Lender” party hereto.

Section 9.5 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Document that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.3, 4.3 and 11.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 4.3 and 11.3.

ARTICLE X

THE ADMINISTRATIVE AGENT

Section 10.1 Appointment and Authority. Each of the Lenders and each Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as counterparty to a Secured Hedge Agreement or Secured Cash Management Agreement, as applicable) and each of the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Credit Party to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Lenders). In this connection, the Administrative Agent, as “collateral agent”, and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article X for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent~~)~~, shall be entitled to the benefits of all provisions of this Articles X and XI (including Section 11.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

Section 10.3 Exculpatory Provisions. ~~The~~Neither the Administrative Agent ~~shall not~~nor the Sustainability Structuring Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Sustainability Structuring Agent:

(a) shall ~~not~~ be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall ~~not~~ have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither the Administrative Agent nor the Sustainability Structuring Agent shall ~~not~~ be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Sustainability Structuring Agent, as applicable, to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall ~~not~~, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, ~~and shall not~~or be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or ~~any of its~~the Sustainability Structuring Agent, or any of their respective Affiliates in any capacity.

~~The~~Neither the Administrative Agent nor the Sustainability Structuring Agent shall ~~not~~ be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent or the Sustainability Structuring Agent, as applicable, shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. ~~The~~Neither the Administrative Agent nor the Sustainability Structuring Agent shall be deemed ~~not~~ to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent or the Sustainability Structuring Agent, as applicable, by the Borrower, a Lender or an Issuing Lender.

~~The~~Neither the Administrative Agent nor the Sustainability Structuring Agent shall ~~not~~ be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender and each Issuing Lender that has signed this Agreement, any other Loan Document or any Assignment and Assumption Agreement pursuant to which it is to become a Lender or an Issuing Lender hereunder shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or such Issuing Lender on or prior to the date that such Lender or such Issuing Lender signed this Agreement, such other Loan Document or such Assignment and Assumption Agreement..

Section 10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Revolving Credit Facility ~~and the~~or any

Incremental Term Loans as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, subject to the consent of the Borrower (such consent not to unreasonably be withheld) unless an Event of Default has occurred and is continuing. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or such earlier day as shall be agreed by the Required Lenders (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice; provided, that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(c) Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing

Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall, as expeditiously as possible, issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

Section 10.7 Non-Reliance on Administrative Agent, Arrangers and Other Lenders. Each Lender and each Issuing Lender expressly acknowledges that none of the Administrative Agent, any Arranger or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, any Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, any Arranger or any of their respective Related Parties to any Lender, any Issuing Lender or any other Secured Party as to any matter, including whether the Administrative Agent, such Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each Issuing Lender expressly acknowledges, represents and warrants to the Administrative Agent and each Arranger that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (iii) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (iv) it has, independently and without reliance upon the Administrative Agent ~~or~~, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the transactions contemplated by this Agreement and the other Loan Documents and (v) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each Issuing Lender also acknowledges that (a) it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties ~~and based on such documents and information as it shall from time to time deem appropriate,~~(1) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder~~.~~ based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (2) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (b) it will not assert any claim in contravention of this Section 10.7.

Section 10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

Section 10.9 Collateral and Guaranty Matters. Each Lender (including any counterparty to any Secured Hedge Agreement or Secured Cash Management Agreement that was a Lender or an Affiliate of any Lender at the time such agreement was executed) irrevocably authorizes the Administrative Agent, at its option and in its discretion, without notice to, or vote or consent of, any Lender or any counterparty to any Secured Hedge Agreement or Secured Cash Management Agreement that was a Lender or an Affiliate of any Lender at the time such agreement was executed:

(a) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (i) upon the termination of the Revolving Credit Commitment and payment in full of all Obligations (other than contingent indemnification obligations not then due) and the expiration or termination of all Letters of Credit, (ii) that is sold, transferred or to be sold or transferred as part of or in connection with any sale or other transaction permitted hereunder or under any other Loan Document, or (iii) ~~as provided in Section 7.15(c), or (iv)~~ if approved, authorized or ratified in writing in accordance with Section 11.2;

(b) to release any Subsidiary Guarantor (whether or not on the date of such release there may be outstanding Specified Obligations or contingent indemnification obligations not then due) from its obligations under the Subsidiary Guaranty Agreement and any other Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section 10.9. In each case as specified in this Section 10.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the ~~Collateral~~Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an disposition of assets permitted pursuant to Section 8.1, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

Section 10.10 Secured Hedge Agreements and Secured Cash Management Agreements. No counterparty to any Secured Hedge Agreement or Secured Cash Management Agreement that was a Lender or an Affiliate of any Lender at the time such agreement was executed that obtains the benefits of Section 9.4 or any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable counterparty to each such agreement, as the case may be.

Section 10.11 Erroneous Payments.

(a) Each Lender, each Issuing Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Lender or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.11(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding Section 10.11(a), each Payment Recipient agrees that, in the case of Section 10.11(a)(ii), it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either Section 10.11(a)(i) or Section 10.11(a)(ii), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with Section 10.11(c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this Section 10.11(d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this Section 10.11(d) shall govern in the event of any conflict with the terms and conditions of Section 11.9 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 10.11 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 10.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 10.11 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

If to the Borrower:	Apogee Enterprises, Inc.
4400 West 78th Street, Suite 520
Minneapolis, MN 55435 Attention: Gary Johnson
Telephone No.: (952) 487-7542
E-mail: gjohnson@apog.com

If to Wells Fargo as
Administrative Agent:	Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: (704) 590-2703

With copies to:	Wells Fargo Bank, National Association
Wells Fargo Center
90 South 7th Street, 15th Floor
N9305-152
Minneapolis, MN 55402
Attention of: Gregory Strauss
Telephone No.: (612) 667-7775
E-mail: gregory.j.strauss@wellsfargo.com

If to Wells Fargo as
Issuing Lender:	Wells Fargo Bank, National Association
401 Linden Street, 1st Floor
Winston-Salem, NC 27101
Attention: Standby L/C Department
Telephone No.: (336) 735-3372

If to U.S. Bank as
Issuing Lender:	U.S. Bank National Association
800 Nicollet Mall
Minneapolis, MN 55402
Attention: Edward Hanson
Telephone No.: (612) 303-3771
E-mail: Edward.hanson1@usbank.com

If to any Lender:	To the address of such Lender set forth on the Register.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II or Article III if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(e) Platform.

(i) Each Credit Party, each Lender and each Issuing Lender agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the Borrower Materials on the Platform.

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent, the Arranger or any of ~~its~~their respective Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, ~~the~~any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

Section 11.2 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a) increase or extend ~~the~~any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2) or increase the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(b) waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 4.1(c) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;

(d) change Section 4.6 or Section 9.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;

(e) except as otherwise permitted by this Section 11.2 change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby;

(f) consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 8.1), in each case, without the written consent of each Lender; or

(g) release all of the Subsidiary Guarantors or the Subsidiary Guarantors comprising substantially all of the credit support for the Obligations, in any case, from the Subsidiary Guaranty Agreement (other than as authorized in Section 10.9), without the written consent of each Lender; ~~or~~

~~(h) release all or substantially all of the Collateral (except as otherwise specifically permitted or contemplated in this Agreement) without the written consent of each Lender;~~

provided further, that: (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by such Issuing Lender; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) each Letter of Credit Application may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided, that a copy of such amended Letter of Credit Application shall be promptly delivered to the Administrative Agent upon such amendment or waiver; (vi) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time; (vii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision; and (viii) the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 4.1(f) or Section 4.8(c) in accordance with the terms of Section 4.1(f) or Section 4.8(c), as applicable. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that without the consent of such Defaulting Lender, (a) the Revolving Credit Commitment of such Defaulting Lender may not be increased or extended, (b) the principal of any Loans owing to such Defaulting Lender may not be reduced (unless all Lenders affected thereby are treated similarly), and (c) maturity date of any Loans owing to such Defaulting Lender may not be extended.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents, (y) enter into an ESG Amendment in accordance with the provisions of Section 4.15, and (z) enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 11.2) or any of the other Loan

Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 4.14 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans and the Incremental Revolving Credit Increase to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to include the Incremental Term Loan Commitments and the Incremental Revolving Credit Increases, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Revolving Credit Commitment, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto), provided that no amendment or modification shall result in any increase in the amount of any ~~Lender’s~~ Commitment of any Lender or any increase in any Lender’s Revolving Credit Commitment Percentage, in each case, without the written consent of such affected Lender, and (3) to make amendments to any outstanding tranche of Incremental Term Loans to permit any Incremental Term Loan Commitments and Incremental Term Loans to be “fungible” (including, without limitation, for purposes of the Code) with such tranche of Incremental Term Loans, including, without limitation, increases in the Applicable Margin or any fees payable to such outstanding tranche of Incremental Term Loans or providing such outstanding tranche of Incremental Term Loans with the benefit of any call protection or covenants that are applicable to the proposed Incremental Term Loan Commitments or Incremental Term Loans; provided that any such amendments or modifications to such outstanding tranche of Incremental Term Loans shall not directly adversely affect the Lenders holding such tranche of Incremental Term Loans without their consent.

Section 11.3 Expenses; Indemnity.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Arrangers, the Sustainability Structuring Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent and Wells Fargo Securities, LLC), in connection with the syndication of the credit facilities provided for herein and the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent (and of such special and local counsel as the Administrative Agent may reasonably require)), in connection with the administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof, (iii) all reasonable out of pocket expenses incurred by the any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), Wells Fargo Securities, LLC, each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee (which shall be limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Indemnitees and, if reasonably necessary, a single local counsel for the Indemnitees in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Substances on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from a material breach of such Indemnitee’s obligations under this Agreement, (B) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, or (C) are incurred in connection with any dispute among Indemnitees (other than a dispute against the Administrative Agent in its capacity as such) other than as a result of any act or omission by the Borrower or its Affiliates.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 4.7.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 11.4 Right of Set Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender ~~or~~, the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, such Issuing Lender or, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 9.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing ~~Lender~~Lenders , the Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, each Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.5 Governing Law; Jurisdiction, Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York, without reference to the conflicts or choice of law principles thereof).

(b) Submission to Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 11.6 Waiver of Jury Trial.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.7 Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or to any Lender directly or the Administrative Agent or any Lender receives any payment or proceeds of the Collateral or any Lender exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the Federal Funds Rate from the date of such demand to the date such payment is made to the Administrative Agent.

Section 11.8 Punitive Damages. The Administrative Agent, the Lenders and the Borrower (on behalf of itself and the other Credit Parties) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

Section 11.9 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as otherwise permitted hereunder) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $15,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth (10th) Business Day;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) ~~the~~any Incremental Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consents of each Issuing Lender and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) or for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided, that (A) only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender, and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to any Person who directly provides products or services that are the same or substantially similar to the products or services provided by, and that constitute a material part of the business of, the Credit Parties taken as a whole.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the ~~Restatement Closing Date~~effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.8, 4.9, 4.10, 4.11 and 11.3 with respect to facts and circumstances occurring prior to the ~~Restatement Closing~~

~~Date~~effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the ~~Commitment~~Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any Issuing Lender, the Swingline Lender or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lenders, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.2 that directly and adversely affects such Participant and could not be affected by a vote of the Required Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.8, 4.9, 4.10 and 4.11 (subject to the requirements and limitations therein, including the requirements of Section  4.11(~~f~~g) (it being understood that the documentation required under Section 4.11(~~f~~g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.12 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 4.8, 4.9, 4.10 and 4.11, with respect to such participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.6 as though it were a Lender.

(e) Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.10 Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, Participant or proposed Participant, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section ~~or~~, (y) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than ~~the Borrower~~any Credit Party or any Subsidiary, or (z) is independently developed by such Person without utilizing any Information received from any Credit Party or any Subsidiary or violating the terms of this Section, (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates, (k) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities hereunder, ~~or~~ (l) for the purposes of establishing a “due diligence” defense, or (m) with the consent of the Borrower, deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.11 Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

Section 11.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Revolving Credit Commitments or Incremental Term Loans remain in effect or the credit facilities hereunder have not been terminated.

Section 11.13 Survival.

(a) All representations and warranties set forth in Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Restatement Closing Date (except those that are expressly made as of a specific date), shall survive the Restatement Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b) Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XI and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

Section 11.14 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 11.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

Section 11.16 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, ~~the~~any Issuing ~~Lenders~~Lender , the Swingline Lender and/or the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. ~~Except as provided in Section 5.1, this~~This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery~~,~~” and words of like import in or ~~relating~~related to this Agreement ~~and any other document~~, any Assignment and Assumption, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement ~~and~~or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures~~,~~ or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any ~~applicable law~~Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act~~; provided that (a) nothing herein shall require~~. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into .pdf), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent ~~or any Lender~~is under no obligation to accept ~~electronic signatures~~an Electronic Signature in any form or in any format ~~without its prior written consent, and (b) the Borrower agrees that, in the event this Agreement or any other agreement or document executed and delivered by the Borrower in connection herewith to~~ unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent ~~or any Lender and bearing the~~has agreed to accept such Electronic Signature ~~of the Borrower (each an “Electronically Signed Document”), promptly after~~ from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request ~~therefor by~~of the Administrative Agent or ~~such Lender, as the case may be, the Borrower will take reasonable steps to provide such requesting party with a counterpart of such Electronically Signed Document manually signed by the Borrower~~any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, ~~the Borrower~~each party hereto hereby (~~i~~A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative~~,~~ Agent, the Lenders and any of the ~~Borrower~~Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (~~ii~~B ) waives any argument, defense or right to contest the validity or enforceability of ~~this Agreement or any other~~the Loan ~~Document~~Documents based solely on the lack of paper original copies ~~hereof or thereof~~of any Loan Documents, including with respect to any signature pages thereto. ~~For purposes hereof, “Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.~~

~~(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.~~

Section 11.17 Term of Agreement. This Agreement shall remain in effect from the Restatement Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or Cash Collateralized) or otherwise satisfied in a manner acceptable to the applicable Issuing Lender~~)~~ and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 11.18 USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies the Borrower and the Subsidiary Guarantors, which information includes the name and address of the Borrower and each Subsidiary Guarantor and other information that will allow such Lender to identify the Borrower or such Subsidiary Guarantor in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.

Section 11.19 Inconsistencies with Other Documents; Independent Effect.

(a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

(b) The Borrower acknowledges and agrees that each covenant contained in Articles VII and VIII hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VII and VIII, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Article VII or VIII.

Section 11.20 No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b) Each Credit Party acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Revolving Credit ~~Facilities~~Facility ) and without any duty to account therefor to any other Lender, the Arrangers, the Borrower or any Affiliate of the foregoing. Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the Revolving Credit ~~Facilities~~Facility or otherwise without having to account for the same to any other Lender, the Arrangers, the ~~Parent, the~~ Borrower or any Affiliate of the foregoing.

Section 11.21 Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, as amended, effective from and after the Restatement Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Restatement Closing Date, the credit facilities described in the Existing Credit Agreement, as amended, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, as amended, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Restatement Closing Date, reflect the respective Commitment of the Lenders hereunder.

Section 11.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the ~~write-down and conversion powers~~Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any ~~Bail-in~~Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the ~~write-down and conversion powers~~Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.23 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of~~,~~ the Administrative Agent, ~~the Arranger and their respective Affiliates,~~ and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that~~:~~ the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related to hereto or thereto).

~~(i) none of the Administrative Agent, the Arranger nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);~~

~~(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);~~

~~(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Secured Obligations);~~

~~(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and~~

~~(v) no fee or other compensation is being paid directly to the Administrative Agent, the Arranger or their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.~~

~~(c) The Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.~~

Section 11.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Secured Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street

Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 11.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) ~~(ii)~~ a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) ~~(iii)~~ a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) ~~(iv)~~ a “covered ~~F SI~~FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages ~~to follow~~omitted]

ANNEX B

CONSENT AND REAFFIRMATION

The undersigned (collectively, “Guarantors”) hereby: (i) acknowledge receipt of a copy of Amendment No. 3 to Third Amended and Restated Credit Agreement dated as of August 5, 2022 (the “Amendment”); (ii) consent to the execution and delivery thereof by Borrower; (iii) agree to be bound thereby; (iv) affirm that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations pursuant to the terms of that certain Third Amended and Restated Subsidiary Guaranty Agreement, dated as of June 25, 2019 (the “Guaranty”); (v) reaffirm that the Guaranty is and shall continue to remain in full force and effect; (vi) acknowledge and agree to the provisions set forth in Section 11.24 of the Amended Credit Agreement (as defined in the Amendment); and (vii) acknowledge and agree to the release and discharge of Viracon Georgia, LLC (f/k/a Viracon Georgia, Inc.) from its obligations under the Guaranty. Although each of the Guarantors has been informed of the matters set forth herein and in the Amendment and has acknowledged and agreed to same, the Guarantors understand that Administrative Agent and Lenders have no obligation to inform the Guarantors of such matters in the future or to seek the Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

This Consent and Reaffirmation shall be governed by and construed in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles that would require application of another law.

[signature pages follow]

IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Consent and Reaffirmation under seal by their duly authorized officers, all as of the day and year first above written.

APOGEE WAUSAU GROUP, INC., a Wisconsin corporation

By:
Name:
Title:

HARMON, INC., a Minnesota corporation

By:
Name:
Title:

TRU VUE, INC., an Illinois corporation

By:
Name:
Title:

VIRACON, LLC (f/k/a Viracon, Inc.), a Minnesota limited liability company

By:
Name:
Title:

TUBELITE INC., a Michigan corporation

By:
Name:
Title:

EFCO, LLC (f/k/a EFCO Corporation), a Missouri limited liability company

By:
Name:
Title: